AGREEMENT AND PLAN OF MERGER

BY AND AMONG

OSMOTICS PHARMA, INC.,

ONSOURCE CORPORATION

AND

ONSOURCE ACQUISITION CORP.

DATED AS OF APRIL 8, 2005

TABLE OF CONTENTS

SECTION 1: GENERAL DEFINITIONS *

SECTION 2: THE MERGER *

SECTION 3: APPROVALS AND REGULATORY MATTERS *

SECTION 4. ADDITIONAL AGREEMENTS *

SECTION 5: MERGER CONSIDERATION *

SECTION 6: CERTAIN EFFECTS OF MERGER *

SECTION 7: POST-MERGER GOVERNANCE AND COVENANTS *

SECTION 8: COVENANTS AND CONDITIONS OF CLOSING *

SECTION 9: REPRESENTATIONS AND WARRANTIES OF OPI *

SECTION 10: COVENANTS OF OPI *

SECTION 11: REPRESENTATIONS AND WARRANTIES OF ONSOURCE AND Acquisition *

SECTION 12: COVENANTS OF THE ACQUIRING COMPANIES *

SECTION 13: TERMINATION *

SECTION 14: INDEMNIFICATION *

SECTION 15: NONDISCLOSURE OF CONFIDENTIAL INFORMATION *

SECTION 16: EXPENSES *

SECTION 17: MISCELLANEOUS *

Exhibit List

Exhibit 4.1 OPI Financial Statements and OPI Pro Forma Financial Statements
Exhibit 4.3(i) Technology Transfer Agreement
Exhibit 4.3(ii) Sublicense Agreement
Exhibit 4.3(iii) Non Compete Agreement
Exhibit 4.10 IB Warrants
Exhibit 5.1(a) OPI Common Stock Conversion Table
Exhibit 5.1(b)(i) Certificate of Designation of Rights and Preferences of the OnSource Series A Convertible Preferred Stock
Exhibit 5.1(b)(ii) Certificate of Designation of Rights and Preferences of the OPI Series A Convertible Preferred Stock
Exhibit 5.1(c) OPI Stock Option Conversion Table
Exhibit 5.1(d)(i) OnSource Debenture issued to OnSource legal counsel
Exhibit 5.1(d)(iii) OnSource Warrant or Shares issued to Bathgate Capital
Exhibit 5.1(e)(i) Promissory Note from OnSource to Osmotics with a face value of $1,200,000
Exhibit 5.1(e)(ii) Assignment and Assumption Agreement
Exhibit 5.2 Voting Agreement.
Exhibit 5.7 Form of OnSource Common Stock Subscription Agreement
Exhibit 5.8 Form of OnSource Option Agreement
Exhibit 5.9 Form of OnSource Preferred Stock Subscription Agreement
Exhibit 5.10 Closing Escrow Agreement
Exhibit 7.2(b)(i) Resignations of OnSource Executive Officers
Exhibit 7.2(b)(ii) OPI Officers' Employment Agreements
Exhibit 8.2(h) OPI New Contracts
Exhibit 8.3(h) OnSource and Acquisition New Contracts
Exhibit 8.4(a)(ii) OPI CEO Certificate
Exhibit 8.4(a)(iii) OPI CEO and CFO Certificate
Exhibit 8.4(a)(iv) OPI Secretary Certificate
Exhibit 8.4(a)(vi) Statement of Merger
Exhibit 8.4(b)(ii) Form of OnSource Option Agreement
Exhibit 8.4(b)(iii) President Certificates of the Acquiring Companies
Exhibit 8.4(b)(v) CFO and CEO Certificates of the Acquiring Companies
Exhibit 8.4(b)(vi) OnSource and Acquisition Secretaries' Certificates
Exhibit 9.4 OPI Corporate Authority
Exhibit 9.7 OPI Taxes
Exhibit 9.8 OPI Liabilities
Exhibit 9.9 OPI Post Balance Sheet Changes
Exhibit 9.10 OPI No Breaches
Exhibit 9.11 OPI Condition of Assets
Exhibit 9.13 OPI Intellectual Property
Exhibit 9.14 OPI Liens and Encumbrances
Exhibit 9.15 OPI Employee Matters
Exhibit 9.16 OPI Legal Proceedings and Compliance with Law
Exhibit 9.17 OPI Contract Schedules
Exhibit 9.20 OPI Environmental
Exhibit 11.2 OnSource Subsidiaries
Exhibit 11.4 OnSource and Acquiring Corporate Authority
Exhibit 11.6(a) OnSource Capitalization
Exhibit 11.6(b) Acquisition Capitalization
Exhibit 11.7 OnSource and Acquisition Taxes
Exhibit 11.8 Acquiring Companies Actions, Proceedings, Etc.
Exhibit 11.9(a) OnSource Post Balance Sheet Changes
Exhibit 11.9(b) Acquisition Post Balance Sheet Change
Exhibit 11.10 Acquiring Companies No Breaches
Exhibit 11.11 Condition of Acquiring Companies' Assets
Exhibit 11.13 Acquiring Companies Intellectual Property
Exhibit 11.14 Acquiring Companies Liens and Encumbrances
Exhibit 11.15 Acquiring Companies Employee Matters
Exhibit 11.16 Acquiring Companies Legal Proceedings and Compliance with Law
Exhibit 11.17 Acquiring Companies Contract Schedules
Exhibit 11.20 Acquiring Companies Environmental

                                            AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into this ___ day of March, 2005, by and among OSMOTICS PHARMA, INC., a Colorado corporation ("OPI"); ONSOURCE CORPORATION, a Delaware corporation ("ONSOURCE"); and ONSOURCE ACQUISITION CORP., a Colorado corporation which is a wholly-owned subsidiary of ONSOURCE ("Acquisition"). OPI, ONSOURCE and Acquisition are hereinafter sometimes individually referred to as a "party" and collectively as the "parties".

WITNESETH:

WHEREAS, OPI is engaged in the development of pharmaceutical technologies and products; and

WHEREAS, ONSOURCE is or will be at Closing, as hereinafter defined, the owner in the aggregate of ten (10) shares of the issued and outstanding Acquisition Common Stock, $.001 par value per share, representing all the issued and outstanding shares of the capital stock of Acquisition; and

WHEREAS, ONSOURCE desires to acquire OPI by the merger of Acquisition with and into OPI, with OPI to be the surviving corporation; and

WHEREAS, for federal income tax purposes, the merger of Acquisition and OPI is intended to qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants under which a merger of Acquisition and OPI will occur.

NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

SECTION 1: GENERAL DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

        1.1     Affiliate. "Affiliate" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

        1.2     Agreement. "Agreement" shall include this Agreement and any and all documents and instruments executed in connection with the Merger (as hereinafter defined).

        1.3     Best Knowledge. "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the Person exercised reasonable diligence. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include matters that are known to the directors and officers of the Person.

        1.4     Control. "Control" and all derivations thereof shall mean the ability to either (i) vote (or direct the vote of) 50% or more of the voting interests in any Person or (ii) direct the affairs of another, whether through voting power, contract or otherwise.

        1.5     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        1.6     Fiscal Year. "Fiscal Year" shall mean a twelve-month period beginning January 1.

        1.7     Governmental Authority. "Governmental Authority" shall mean any and all applicable foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any division or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

        1.8     Governmental Requirement. "Governmental Requirement" shall mean any and all applicable laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

        1.9     Legal Requirements. "Legal Requirements" means applicable common law and any applicable statute, ordinance, code or other laws, rule, regulation, order, technical or other standard, requirement, judgment, or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including, without limitation, any order, decree, award, verdict, findings of fact, conclusions of law, decision or judgment, whether or not final or appealable, of any court, arbitrator, arbitration board or administrative agency.

        1.10     Net Worth. "Net Worth" shall mean the assets of a Person minus the liabilities of the Person, as of a given date as determined in accordance with generally accepted accounting principles, consistently applied with prior periods.

        1.11     Person. "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, limited liability companies and associations, whether organized for profit or otherwise.

        1.12     Exhibit. Unless otherwise stated herein, the term "Exhibit" when used in this Agreement shall refer to the Exhibits to this Agreement. The Exhibits to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Exhibits to this Agreement, or both, and such Exhibits are incorporated herein by reference for all purposes.

        1.13     Section. Unless otherwise stated herein, the term "Section" when used in this Agreement shall refer to the Sections of this Agreement.

        1.14     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

        1.15     Taxes. "Tax" and "Taxes" shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

SECTION 2: THE MERGER

         2.1     The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.3 herein). Acquisition shall be merged with and into OPI upon the terms and conditions set forth herein (the "Merger") as permitted by and in accordance with the Colorado Business Corporation Act (the "CBCA"). Thereupon, the separate existence of Acquisition shall cease, and OPI, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue to exist under and be governed by the CBCA, with all its purposes, objects, rights, privileges, immunities, powers and franchises continuing unaffected and unimpaired by the Merger. The name of the Surviving Corporation shall be "Osmotics Pharma, Inc."

        2.2     Filing. As soon as practicable following fulfillment or waiver of the conditions specified in Sections 8.2 and 8.3 hereof, and provided that this Agreement has not been terminated pursuant to Section 13 hereof, Acquisition and OPI will cause a Statement of Merger to be executed, acknowledged and filed with the Secretary of State of Colorado as provided in applicable provisions of the CBCA and obtain a copy of the Statement of Merger, as filed with and certified by the Secretary of State of the State of Colorado.

         2.3     Effective Time of the Merger. The Merger shall become effective immediately upon the filing of the Statement of Merger with the Secretary of State of the State of Colorado in accordance with the CBCA. The date and time of the completion of such filings is herein sometimes referred to as the "Effective Time." Notwithstanding the foregoing, the parties agree that the effective date of the Merger for all tax and accounting purposes (the "Effective Date") shall be April 1, 2005.

        2.4     Closing; Closing Date. Subject to the terms and conditions set forth in the Agreement, the consummation of the transactions referenced above shall take place (the "Closing") within five (5) business days following the satisfaction, or waiver, of all conditions to Closing, but in no event later than April 30, 2005, at 10:00 a.m. Mountain Time at the offices of Bathgate Capital Partners, 5350 South Roslyn Street, Denver, Colorado, or at such other time, date and place as OPI and Acquisition shall designate (the "Closing Date").

SECTION 3: APPROVALS AND REGULATORY MATTERS

        3.1     OPI Shareholder Approval. As promptly as practicable after the date hereof, OPI shall obtain the approval of the Merger and the other transactions and agreements provided for or contemplated by this Agreement by the OPI shareholders (the "OPI Shareholders") in conformity with the requirements of the CBCA and the OPI Articles of Incorporation.

        3.2     Disclosure Document. This Agreement shall be duly submitted to the OPI Shareholders for the purpose of considering and acting upon this Agreement in the manner required by law at a meeting of the OPI Shareholders on a date selected by OPI. In connection with the OPI shareholder meeting, OPI will furnish the OPI Shareholders with a proxy statement in respect of the OPI shareholder meeting (the "Proxy Statement"). Further, in order to complete the Merger in conformity with the requirements of Rule 506 of Regulation D and/or Section 4(2) of the Securities Act and the information requirements thereunder, the Acquiring Companies will be required to provide the OPI Shareholders with certain information and disclosures (the "Exemption Disclosures"). The parties agree that they will cooperate with each other in connection with the preparation of the Proxy Statement and Exemption Disclosures and, to the extent practicable, prepare one integrated disclosure document that satisfies the legal requirements applicable to both the Proxy Statement and Exemption Disclosure (hereafter the "Disclosure Document"). In connection with the preparation of the Disclosure Document, the Acquiring Companies and OPI will each furnish to the other party the information relating to that party required by the applicable securities laws to be included in the Disclosure Document. The Acquiring Companies and OPI each represent and warrant to the other that at the time of the OPI Shareholders' meeting, the Disclosure Document, insofar only as it relates to the disclosing party and containing information furnished by the disclosing party specifically for use in such Disclosure Document, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.3     Income Tax Considerations. It is the intention of the parties hereto that the Merger provided for in this Agreement will qualify for treatment as a tax-free reorganization under Section 368(a)(2)(E) of the Code and the parties will agree to undertake all commercially reasonable appropriate actions necessary both before and after the Effective Date of the Merger to effect such treatment. Notwithstanding the foregoing, neither ONSOURCE nor any of its affiliates shall have any liability whatsoever to OPI or the OPI Shareholders for the treatment ultimately accorded the Merger by federal or state taxing and regulatory authorities; and OPI shall bear all responsibility for any tax or other assessment levied, imposed or assessed by any regulatory or governmental authority on OPI by virtue of the consummation of the Merger and the other transactions provided for in this Agreement. The OPI Shareholders shall bear all responsibility for any tax or other assessment levied, imposed or assessed by any regulatory or governmental authority on the OPI Shareholders by virtue of the consummation of the Merger or other transactions provided for in this Agreement.

        3.4     Compliance with Securities Laws. The Merger provided for in this Agreement shall be undertaken in reliance upon an exemption from the registration requirements contained in Section 5 of the Securities Act and set forth in Section 4(2) of the Securities Act and Regulation D thereunder. All shares issued to the OPI Shareholders in connection with the Merger shall be "restricted securities" within the meaning of Rule 144 under the Securities Act.

        3.5     Restrictive Legend. Certificates representing the shares of ONSOURCE common stock issued in connection with the Merger shall be "restricted securities" under the Securities Act and shall bear the following restrictive legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

        3.6     Dissenter Rights. At all times, and as applicable, ONSOURCE and OPI shall comply with applicable Legal Requirements including, without limitation, the payment of cash for dissenting shares of OPI related to the Merger. In the event that there are OPI dissenting shares related to the Merger, ONSOURCE shall make the cash payment contemplated hereby.

SECTION 4. ADDITIONAL AGREEMENTS

        4.1     OPI Financial Statements. Not later than 45 days following the Closing Date, OPI shall use its best commercially reasonable efforts to cause to be prepared audited balance sheets, income statements, statements of cash flows and stockholders' equity as of and for the two year period then ended (the "OPI Financial Statements"). The OPI Financial Statements (including any related schedules and/or notes), will show all liabilities, direct or contingent, required at the time of preparation to be shown in accordance with U.S. generally accepted accounting principles ("GAAP") and fairly present the financial position and results of operations of OPI as of the date thereof and for the periods indicated in accordance with GAAP, consistently applied with all prior periods. Except as otherwise disclosed in this Agreement, OPI will have no material liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, whether due or to become due) except those set forth on the OPI Financial Statements and except current liabilities (determined in accordance with GAAP) incurred since the date of the OPI Financial Statements incurred in the ordinary course of business, consistent with past practice. The OPI Financial Statements shall conform in all respects to the requirements of Regulation SB, Item 310 under the Securities Act. The OPI Financial Statements to be prepared following the Closing shall also include pro forma financial information (the "OPI Pro Forma Financial Information") in accordance with the requirements of Regulation SB, Item 310. OPI agrees to indemnify, defend and hold harmless ONSOURCE and its respective past and present officers and directors from any debt, damage, liability or obligation whatsoever arising from any failure on the part of OPI to prepare the OPI Financial Statements and Pro Forma Financial Information. All costs and expenses incurred in connection with the preparation of the OPI Financial Statements and the OPI Pro Forma Financial Information, including fees and disbursements of the Auditor, shall be borne exclusively by OPI. The OPI Financial Statements and the OPI Pro Forma Financial Statements are attached hereto as Exhibit 4.1.

        4.2     OPI Financial Condition. At Closing, OPI shall have no liabilities or obligations of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, whether due or to become due except for (i) the obligations and liabilities set forth herein and in Exhibit 4.1 hereof, (ii) ongoing contractual commitments under licenses from the Regents of the University of California and Brigham Young University (the "OPI Contracts"), and (iii) obligations incurred in the ordinary course of business. OPI agrees to indemnify, defend and hold harmless ONSOURCE from any debt, damage, liability or obligation incurred prior to the Closing Date not specifically approved in writing by ONSOURCE or otherwise disclosed in this Agreement (an "OPI Undisclosed Liability"). If indemnity is not promptly paid for any OPI Undisclosed Liability, then the shares to be distributed to the OPI Shareholders from the Closing Escrow shall be reduced by the value of any OPI Undisclosed Liability as set forth in the Closing Escrow. The provisions of this Section 4.2 shall terminate upon OPI delivering the OPI Financial Statements showing the absence of any OPI Undisclosed Liabilities.

        4.3     OPI Pre-Closing Actions. Prior to Closing, OPI shall enter into an agreement with Osmotics (the "Technology Transfer Agreement"), attached hereto as Exhibit 4.3(i), to transfer and assign to OPI all right, title and interest of Osmotics in and to any and all intellectual property rights related to prescription applications of the barrier repair technology (the "Barrier Repair Technology") licensed from the Regents of the University of California (the "UCSF Agreement") as well as to remove itself as a co-licensee under the license agreement with Brigham Young University (the "BYU Agreement") for the rights to certain cationic steroid molecules (the "CSMs)". The patents underlying the UCSF Agreement and the BYU Agreement are herein collectively referred to as the "IP." Osmotics shall convey the IP to OPI free and clear of all claims, debts, obligations or liabilities, liens or encumbrances; provided, however, that OPI shall assume and agree to pay any and all royalties, fees and other sums due and owing to third parties under the licenses covering the IP. Osmotics shall obtain the consents of all third parties necessary to assign the IP to OPI. Until such time that Osmotics can obtain all necessary third party consents, Osmotics shall enter into a sublicense agreement with OPI whereby Osmotics will provide OPI with exclusive worldwide rights to all prescription applications of the Barrier Repair Technology and will covenant not to compete in such applications in any manner that may materially adversely affect the market for such prescription products (the "Sublicense Agreement"), the Sublicense Agreement is attached hereto as Exhibit 4.3(ii). Additionally, Osmotics will also enter into a non compete agreement related to all applications of the CSM technology underlying the BYU Agreement (the "Non Compete Agreement"), the Non Compete Agreement is attached hereto as Exhibit 4.3(iii). The execution of the Sublicense Agreement and Non Compete Agreement shall be a condition precedent to closing the Merger in the event that all assignment consents have not been obtained.

        4.4     Notification of Certain Matters. OPI shall give prompt notice to the Acquiring Company and the Acquiring Companies shall give prompt notice to OPI of (a) the occurrence or non-occurrence of any event which would cause any representation or warranty made by the respective parties in this Agreement to be materially untrue or inaccurate when made and (b) any failure of Acquiring Companies or OPI, as the case may be, to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and, provided further, that the failure to give such notice shall not be treated as a breach of covenant for the purposes of this Agreement unless the failure to give such notice results in material prejudice to the other party.

        4.5     Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

        4.6     Public Announcements. OPI and the Acquiring Companies shall consult with each other before issuing any press release or other public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by law if it has used reasonable efforts to first consult with the other party.

        4.7     Cooperation in Securities Filings. OPI shall provide such written information regarding OPI, its business, its officers, directors and affiliates, as is reasonably required by ONSOURCE for purposes of preparing any notices, reports and other filings with the Securities and Exchange Commission (the "SEC"). Moreover, following the Closing, the current officers and directors of OPI shall provide such information as the post-closing management of ONSOURCE shall reasonably request for the purpose of preparing any notices, reports and other filings by ONSOURCE with the SEC, including but not limited to, in connection with the preparation of any financial statements required to be filed under the Exchange Act or Securities Act by ONSOURCE.

        4.8     Additional Documents. The parties shall deliver or cause to be delivered such documents or certificates as may be necessary, in the reasonable opinion of counsel for either of the parties, to effectuate the transactions provided for in this Agreement. If at any time the parties or any of their respective successors or assigns shall determine that any further conveyance, assignment or other document or any further action is necessary desirable to further effectuate the transactions set forth herein or contemplated hereby, the parties and their officers, directors and agents shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such transactions.

        4.9     ONSOURCE Private Offering. ONSOURCE is currently undertaking a best efforts private placement of its securities up to the maximum amount of $2,000,000 (the "Debenture Private Placement"). The Debenture Private Placement shall consist of units comprised of (a) a 6% convertible debenture (the "Debenture"), payable in one year, and, for every $2.00 in principal amount of Debenture, (b) one warrant exercisable for three years to purchase one share of common stock at an exercise price of $2.00 per share and (c) one warrant exercisable for three years to purchase one additional share of common stock at an exercise price of $4.00 per share. The principal and accrued interest amount of the Debentures shall be convertible into shares of ONSOURCE common stock at a conversion price of $1.00 per share, subject to customary adjustments under certain circumstances. The Debenture will be subject to mandatory conversion in the event (i) the Debenture Registration Statement, defined below, is declared effective, and (ii) the public trading price for the ONSOURCE common stock has equaled or exceeded $2.00 per share for at least ten (10) consecutive trading days. Investors in the Debenture Private Placement shall have an immediate one-time demand registration right pursuant to which ONSOURCE shall exercise best efforts to prepare and file with the SEC a Registration Statement registering for resale under the Securities Act, the shares of common stock issuable upon conversion of the Debenture and issuable upon exercise of the warrants (the "Debenture Registration Statement"). The warrants issued as part of the Debenture Private Placement shall be subject to redemption by ONSOURCE in the event (i) the Debenture Registration Statement has been declared effective by the Commission and (ii) the public trading price for the ONSOURCE common stock has equaled or exceeded 137.5% of the applicable exercise price of the warrant for at least ten (10) consecutive trading days. ONSOURCE shall agree that for a period of 30 days following the effective date of the Debenture Registration Statement, ONSOURCE shall not register for sale under the Securities Act any additional shares of common stock and shall not sell any securities consisting of shares of common stock or common stock equivalents at a price of less than $2.00 per share.

        4.10     Investment Banking Warrants. At the Closing, ONSOURCE shall grant and issue to Bathgate Capital Partners, LLC, as an investment banking fee, warrants exercisable for five years to purchase 300,000 shares of ONSOURCE Common Stock at an exercise price of $1.00 per share substantially in the form attached hereto as Exhibit 4.10 (the "IB Warrants").

SECTION 5: MERGER CONSIDERATION

        5.1     Securities to be issued on Effective Date of Merger. On the Effective Date of the Merger:

                        (a)     all issued and outstanding shares of common stock of OPI (the "OPI Common Stock") shall be converted into 11,428,894 shares of ONSOURCE Common Stock (the "ONSOURCE Common Stock") and Warrants exercisable for two years to purchase 1,079,560 shares of ONSOURCE common stock at an exercise price of $2.18 per share (the ONSOURCE Warrants"). The conversion rates of the OPI Common Stock into the ONSOURCE Common Stock and ONSOURCE Warrants shall be as set forth in Exhibit 5.1(a), attached hereto. (Note: The calculation of the ONSOURCE Common Stock assumes that there are 948,158 shares of ONSOURCE common stock and stock options to purchase 22,500 shares of ONSOURCE common stock outstanding as of the Effective Date. Any changes in the number of issued and outstanding shares of ONSOURCE common stock and stock options to purchase ONSOURCE common stock will change the number of shares of ONSOURCE Common Stock to be issued hereunder).

                        (b)     all issued and outstanding shares of Series A Convertible Preferred Stock of OPI (the "OPI Preferred Stock") shall be converted into an equal number of shares of ONSOURCE Series A Convertible Preferred Stock (the "ONSOURCE Preferred Stock"). The ONSOURCE Preferred Stock shall consist of one million (1,000,000) shares of Series A Convertible Preferred Stock having a stated value of $4.00 per share. The Certificate of Designation of Rights and Preferences of the ONSOURCE Preferred Stock, attached hereto as Exhibit 5.1(b)(i), shall be identical to those of the currently outstanding OPI Series A Convertible Preferred Stock, attached hereto as Exhibit 5.1(b)(ii). The ONSOURCE Preferred Stock shall have the following rights and preferences:

                                        Voting Rights: None, except as provided by law.

Dividend: The ONSOURCE Preferred Stock shall accrue a dividend at the rate of six percent (6%) per annum on the stated value thereof, payable annually. The first annual payment will be due on April 30, 2005 in cash as a prepayment. Accrued interest on all subsequent dividend dates shall be payable either in cash or in shares of ONSOURCE common stock, valued at current market price, at the option of ONSOURCE.

Redemption Right: None.

Conversion: Each share of ONSOURCE Preferred Stock is convertible into one share of ONSOURCE common stock, subject to adjustment under certain circumstances.

                                        Liquidation Preference. $4.00 per share of ONSOURCE Preferred Stock.

                        (c)   all outstanding stock options to purchase common stock of OPI (the "OPI Stock Options") shall be converted into stock options to purchase 2,714,750 shares of ONSOURCE common stock at an exercise price of $1.00 per share and subject to the same terms and conditions as set forth in the outstanding OPI stock options (the "ONSOURCE Stock Options"). The conversion rate of the OPI Stock Options into the ONSOURCE Stock Options shall be as set forth in Exhibit 5.1(c), attached hereto.

                        (d)     The ONSOURCE Common Stock, ONSOURCE Warrants, ONSOURCE Preferred Stock and the ONSOURCE Stock Options (the "Merger Securities" or "Merger Consideration") shall equal to 94% of the post-Merger fully diluted shares of ONSOURCE, exclusive of (i) shares issuable under a convertible debenture issued to ONSOURCE legal counsel for past services in the principal amount of $50,000, a copy of which is attached hereto as Exhibit 5.1(d)(i), (ii) shares issuable under the Debenture and Warrants sold by ONSOURCE in the Debenture Private Placement defined and discussed in Section 4.9 hereof, (iii) warrants issued to Bathgate Capital Partners as fees paid in connection with the Merger, copies of which are attached hereto as Exhibit 5.1(d)(iii) (hereafter collectively referred to as the "Excluded Shares").

                          (e)     ONSOURCE shall assume the promissory note in favor of Osmotics in the original principal amount of $1,200,000 (the "Note"), a copy of the Note is attached hereto as Exhibit 5.1(e)(i). ONSOURCE shall execute the attached Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit 5.1(e)(ii) (the "Assignment and Assumption Agreement"). The Note is payable in monthly installments of principal only of not less than $120,000 and not more than $150,000 per month. The Note shall mature and become due and payable in full in 12 months from the Effective Date. The issuance of the Note shall satisfy the outstanding advance balance of approximately $779,000 owed by OPI to Osmotics. Provided that if ONSOURCE receives gross proceeds of at least $2 million in equity investment in the Debenture Private Placement no later than March 31, 2005, it is agreed that ONSOURCE will pay $100,000 in repayment of a bridge loan made by Joseph Salamon to Osmotics Corporation, whereupon the total outstanding principal balance due to Osmotics under the Note, and ONSOURCE's liability to Osmotics pursuant to its assumption of the Note, shall be reduced by the principal amount of $100,000.

        5.2     Voting Agreement. At the Closing, Osmotics and ONSOURCE shall enter into a Voting Agreement substantially in the form of Exhibit 5.2 hereto, which shall provide that, until such time as the ONSOURCE Common Stock to be issued to Osmotics pursuant to Section 5.1(a) is distributed, pro rata, to the Osmotics shareholders in conformity with applicable legal requirements, all voting rights with respect to the ONSOURCE Common Stock to be issued to Osmotics pursuant to Section 5.1(a) shall be exercised by Steven Porter, acting on behalf of the Osmotics' Board of Directors.

        5.3     Conversion or Cancellation of Shares. At the Effective Time, the issued and outstanding (a) shares of OPI Common Stock, (b) shares of OPI Preferred Stock and (c) OPI Options shall, by virtue of the Merger, be cancelled and converted into the right to receive the Merger Securities as set forth in this Agreement.

        5.4     Restricted Securities. All of the Merger Securities issued under Section 5.1 above shall be restricted securities pursuant to Rule 144 promulgated under the Securities Act.

        5.5     Cancellation of OPI Treasury Stock. Each share of OPI Common Stock, if any, held in OPI's treasury immediately prior to the Effective Time shall be canceled and retired and no payment shall be made in respect thereof.

        5.6     Cancellation of Acquisition Treasury Stock. At the Effective Time, all outstanding shares of Acquisition shall be converted into an aggregate of 10 shares of Common Stock of OPI. Each share of Acquisition Common Stock, if any, held in Acquisition's treasury immediately prior to the Effective Time shall be canceled and retired and no payment shall be made in respect thereof.

        5.7     Surrender and Exchange of OPI Common Stock Stock Certificates. Subject to the provisions of this Agreement, upon the Effective Time, the OPI Shareholders shall be entitled, upon surrender of such OPI Common Stock stock certificate along with a fully executed Common Stock Subscription Agreement in the form of Exhibit 5.7 attached hereto, to ONSOURCE, to receive the ONSOURCE Common Stock and ONSOURCE Warrants pursuant to Section 5.1(a). Until so surrendered, each certificate which immediately prior to the Effective Time represented an issued and outstanding share of OPI Common Stock shall, upon and after the Effective Time, be deemed for all purposes to represent and evidence only the right to receive ONSOURCE Common Stock and ONSOURCE Warrants as set forth in Section 5.1(a). Prior to the ONSOURCE Common Stock and ONSOURCE Warrants being issued, the OPI Shareholders shall have delivered a fully executed Common Stock Subscription Agreement substantially in the form of Exhibit 5.7.

        5.8     Surrender and Exchange of Option Agreements. Subject to the provisions of this Agreement, upon the Effective Time, each holder of an OPI option agreement (each an "OPI Option Holder") representing options in OPI (an "OPI Option Agreement") shall be entitled, upon surrender of such OPI Option Agreement to ONSOURCE, to receive an equivalent ONSOURCE option agreement substantially in the form of Exhibit 5.8 attached hereto (the "ONSOURCE Option Agreement"), pursuant to Section 5.1(c). Until so surrendered, each OPI Option Agreement which immediately prior to the Effective Time represented options in OPI Common Stock shall, upon and after the Effective Time, be deemed for all purposes to represent and evidence only the right to receive an ONSOURCE Option Agreement pursuant to Section 5.1(c). The OPI Option Holder receiving an ONSOURCE Option Agreement pursuant to the terms hereof shall be required to execute any and all documents reasonably requested by ONSOURCE relating to such ONSOURCE Option Agreement.

        5.9     Surrender and Exchange of OPI Preferred Stock Stock Certificates. Subject to the provisions of this Agreement, upon the Effective Time, Osmotics shall be entitled, upon surrender of such OPI Preferred Stock stock certificate along with a fully executed Preferred Stock Subscription Agreement in the form of Exhibit 5.9 attached hereto, to ONSOURCE, to receive the ONSOURCE Preferred Stock pursuant to Section 5.1(b) hereof. Until so surrendered, each certificate which immediately prior to the Effective Time represented an issued and outstanding share of OPI Preferred Stock shall, upon and after the Effective Time, be deemed for all purposes to represent and evidence only the right to receive ONSOURCE Preferred Stock as set forth in Section 5.1(b) hereof. Prior to the ONSOURCE Preferred Stock being issued, Osmotics shall have delivered a fully executed Preferred Stock Subscription Agreement substantially in the form of Exhibit 5.9.

        5.10     Closing Escrow. All Merger Securities shall be delivered to and deposited into escrow (the "Closing Escrow") with the ONSOURCE acting corporate secretary, as escrow agent, pursuant to the terms of a Closing Escrow Agreement, substantially in the form of Exhibit 5.10, attached hereto (the "Closing Escrow Agreement"). Under the terms of the Closing Escrow Agreement, the Merger Securities shall be held in escrow until (a) OPI shall have delivered to ONSOURCE the OPI Financial Statements and Pro Forma Financial Information required pursuant to Section 4.1 hereof and Form 8-K under the Exchange Act, (b) there has been filed with the SEC a Form 8-K containing the OPI Financial Statements and Pro Forma Financial Information in accordance with Form 8-K under the Exchange Act and other applicable Legal Requirements, and (c) Osmotics has completed the assignment of the IP to OPI in accordance with the Technology Transfer Agreement and has obtained all third party consents required to complete such transfer required pursuant to Section 4.3 hereof; provided, however, that in the event that any OPI Undisclosed Liability arises in connection with the OPI Financial Statements, an amount of shares of ONSOURCE Common Stock shall be held in the Closing Escrow contemplated hereby until such OPI Undisclosed Liability is disposed to the satisfaction of the auditors who prepared the OPI Financial Statements. If such OPI Undisclosed Liability can not be satisfied within 75 days after delivery of the OPI Financial Statements to ONSOURCE, then the number of shares of ONSOURCE Common Stock to be distributed to the OPI Shareholders from the Closing Escrow shall be reduced by the value of the liability based upon an ONSOURCE Common Stock value of $1.00 per share.

        5.11     No Further Transfers. On and after the Effective Time, no transfer of the shares of OPI Common Stock and OPI Preferred Stock issued and outstanding immediately prior to the Effective Time shall be made on the stock transfer books of OPI.

SECTION 6: CERTAIN EFFECTS OF MERGER

        6.1     Effect of Merger. On and after the Effective Time, the separate existence of Acquisition shall cease and Acquisition shall be merged with and into OPI, which as the Surviving Corporation shall, consistently with its Articles of Incorporation succeed to, and without other transfer, possess all the rights, privileges, immunities, powers and franchises of public as well as private nature, and be subject to all restrictions, disabilities and duties of Acquisition; and all rights, privileges, immunities, powers and franchises of Acquisition, and all property, real, personal and mixed, causes of action and every other asset of, and all debts due to Acquisition on whatever account as well as stock subscriptions and all other things in action or belonging to Acquisition shall vest in the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Acquisition, and the title to any real estate vested by deed or otherwise in Acquisition, and the title to any real estate vested by deed or otherwise in Acquisition shall not revert or be in any way impaired but all rights of creditors and all liens upon any property of Acquisition shall be preserved unimpaired, and all debts, liabilities and duties of Acquisition shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. Any action or proceeding pending by or against Acquisition may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

        6.2     Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider any further deeds, assignments or assurances in law or any other action necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to any property or rights of Acquisition acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the intents and purposes of this Agreement, Acquisition and ONSOURCE agree that it and its proper officers and directors shall and will execute and deliver, or cause to be executed and delivered, all such property, deeds, assignments and assurances in law and take all other action necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement.

SECTION 7: POST-MERGER GOVERNANCE AND COVENANTS

        7.1     Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation and By-Laws of OPI as in effect immediately prior to the Effective Time, shall be and continue to be the Articles of Incorporation and By-Laws of OPI, as the Surviving Corporation, until duly amended in accordance with applicable law.

        7.2     Directors, Officers and Employees.

                        (a)     Directors of ONSOURCE. Concurrently with the Closing, the Board of Directors of ONSOURCE shall, in accordance with the Delaware General Corporation Law (the "DGCL") and the Articles of Incorporation and By-Laws of ONSOURCE be increased to six (6) members, and Steven S. Porter, Jeff Sperber and Vicki Barone shall be elected to serve as directors.

                        (b)     Executive Officers of ONSOURCE. Concurrently with the Closing, the Board of Directors of ONSOURCE shall appoint the following persons to serve as Executive Officers of ONSOURCE in the capacities set forth below until the next regular Annual Meeting of the ONSOURCE Board of Directors or until their successors have been duly elected and qualified in accordance with the DGCL, the Articles of Incorporation and Bylaws of ONSOURCE, or until they have resigned:

Steven S. Porter	CEO and Chairman
Jeff Sperber	Chief Financial Officer
Peter Elias	Chief Scientific Officer
Carl Genberg	Senior Vice President

All Executive Officers of ONSOURCE immediately prior to the Effective Time shall tender their resignations in accordance with applicable Legal Requirements. Such resignations are attached hereto as Exhibit 7.2(b)(i). The current employment agreements of Steven S. Porter, Jeff Sperber, Peter Elias and Carl Genberg with OPI shall be assumed by ONSOURCE upon completion of the Merger. Such employment agreements are attached hereto as Exhibit 7.2(b)(ii).

                        (c)     Directors of OPI. Immediately after the Effective Time, the Board of Directors of OPI shall consist of two (2) persons: Steven S. Porter and Jeff Sperber.

                        (d)     Executive Officers of OPI. Immediately after the Effective Time, the following persons shall serve as Executive Officers of OPI in the capacities set forth below until the next regular Annual Meeting of the Board of Directors of OPI and until their successors have been duly elected and qualified:

Steve Porter	CEO and President
Jeff Sperber	Chief Financial Officer, Treasurer and Secretary
Peter Elias	Chief Scientific Officer
Carl Genberg	Senior Vice President

                        (e)     Directors and Executive Officers of Global Alaska Industries, Inc. and Alaska Bingo Supply, Inc. Immediately after the Effective Time, the directors and executive officers of Global Alaska Industries, Inc. and Alaska Bingo Supply, Inc. shall continue to hold their respective positions.

        7.3     Future Financings. For a period of 180 days following the Effective Date of the Merger, any and all debt or equity financings undertaken by ONSOURCE or OPI shall be undertaken through Bathgate Capital Partners, as placement agent, on a non-exclusive basis.

SECTION 8: COVENANTS AND CONDITIONS OF CLOSING

        8.1     Covenants Regarding the Closing. The parties hereto hereby covenant and agree that they shall (i) use all commercially reasonable efforts to cause all of their respective representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (ii) use all commercially reasonable efforts to cause all of their respective obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iii) use all commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (iv) deliver to each other at the Closing the certificates, updated lists, opinion of counsel, notices, consents, authorizations, approvals, agreements, transfer documents, receipts and amendments contemplated by Sections 8, 9 and 11 hereof (with such additions or exceptions to such items as are necessary to make the statements set forth in such items, accurate in all material respects, provided that if any such additions or exceptions cause any of the conditions to the parties' obligations hereunder as set forth in Sections 8, 9 and 11 hereof not to be fulfilled, such additions and exceptions shall in no way limit the rights of the parties to terminate this Agreement or refuse to consummate the transactions contemplated hereby.) All indemnifications, guarantees, covenants, agreements, representations and warranties made by the parties hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for two years regardless of any investigation at any time made by or on behalf of the parties.

        8.2     Conditions to Obligation of the Acquiring Companies. The obligation of the Acquiring Companies to complete the Merger on the Closing date on the terms set forth in this Agreement is, at the option of the Acquiring Companies, subject to the satisfaction of OPI or waiver by the Acquiring Companies of each of the following conditions:

                   (a)     Accuracy of Representations and Warranties. The representations and warranties made by OPI in this Agreement shall be correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

                   (b)     Compliance with Covenants. All covenants which OPI is required to perform or comply with on or before the Closing date shall have been fully complied with or performed in all material respects.

                   (c)     INTENTIONALLY DELETED.

                   (d)     Consents and Approvals. To the extent that any material lease, mortgage, deed of trust, contract or agreement to which OPI is a party shall require the consent of any person to the Merger or any other transaction provided for herein, such consent shall have been obtained; provided, however, that OPI shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by the Acquiring Companies to the extent that such condition otherwise has an adverse effect on the Acquiring Companies.

                    (e)     Review and Due Diligence. At the earlier of the Closing or thirty (30) days from the date hereof, the Acquiring Companies, its investment bankers, legal counsel and/or auditors shall have had the opportunity to complete a satisfactory due diligence investigation of OPI together with a satisfactory review of OPI's corporate status and the title to OPI's property.

                   (f)     No Governmental Actions. No action or proceeding before any governmental authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and OPI shall have delivered to each other certificates dated as of the Closing Date and executed by OPI, stating that to its Best Knowledge, no such items exist. No governmental authority shall have taken any other action as a result of which the management of the Acquiring Companies, in their sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

                   (g)     No Material Adverse Change. No material adverse change in the business, property or assets of OPI shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to OPI has occurred, and OPI shall have delivered to the Acquiring Companies certificates dated as of the Closing Date and executed by OPI to all such effects.

                   (h)     Update of Contracts. OPI shall have delivered to the Acquiring Companies an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Exhibit 9.17 and Exhibit 11.17 entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the businesses or the assets of OPI entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "New Contracts"), attached hereto as Exhibit 8.2(h). The Acquiring Companies shall have had the opportunity to review and approve OPI's New Contracts, and the Acquiring Companies shall have the right to delay the Closing for up to ten (10) days if it in their sole discretion deems such delay necessary to enable them to adequately review the OPI New Contracts.

                   (i)     Approval of Counsel. All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved by counsel to the Acquiring Companies.

                   (j)     No Adverse Information. The investigations with respect to OPI, its the assets and the businesses performed the Acquiring Companies' professional advisors and other representatives shall not have revealed any information concerning OPI, its assets or business that has not been made known to the Acquiring Companies, in writing prior to the date of this Agreement and that, in the reasonable opinion of the Acquiring Companies and its advisors, materially and adversely affects the business or assets of OPI or the viability of the transaction contemplated by this Agreement.

                   (k)     Ordinary Course of Business. During the period from the date of this Agreement until the Closing Date, OPI shall have carried on its business in the ordinary and usual course, and shall have delivered to the Acquiring Companies a certificate to that effect.

                   (l)     Liens. OPI shall have delivered to ONSOURCE a reasonably current lien and judgment search (both state and county levels in each jurisdiction where the Acquiring Companies are qualified to or are doing business or own material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens affecting any of OPI's business or assets. Each and every lien or encumbrance of any nature, if any, relating to the assets, business or the shares of common stock of OPI shall have been terminated and released, and proof thereof delivered to ONSOURCE.

                   (m)     Other Documents. OPI shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as OPI or its attorneys may have reasonably requested.

                   (n)     Governmental and Regulatory Approvals. The Acquiring Companies shall have obtained evidence, in form and substance satisfactory to each of them, that there have been obtained all consents, approvals and authorizations required by this Agreement, including, without limitation, all regulatory approvals necessary for OPI to conduct business in the ordinary course in each jurisdiction where such approval may be required and the failure to obtain such approval would cause a material adverse affect to the financial condition, business or operations of OPI

                   (o)     Compliance with Securities Laws. OPI shall have undertaken all actions necessary or advisable to consummate the Merger in conformity with all Governmental and Legal Requirements including, without limitation, applicable federal and state securities laws.

                   (p)     Appraisal Rights and/or Dissenters' Rights. At or prior to Closing, beneficial record owners holding no more than 2%, of the issued and outstanding shares of OPI Common Stock and no beneficial record owners of the OPI Preferred Stock shall have exercised or shall have given notice to ONSOURCE or OPI of their intent to exercise any rights under applicable state law, if any, to dissent from the Merger or obtain the payment of the fair market value of such shares of OPI Common Stock in lieu of participating in the Merger in accordance with the terms and subject to the conditions set forth herein.

                   (q)     Financial Advisory Fees. At or prior to Closing, all obligations or commitments of OPI to its financial advisors and investment bankers shall have been paid or otherwise satisfied upon terms satisfactory to the Acquiring Companies, and the Acquiring Companies shall each have received such written consents, approvals, estoppel certificates or other instruments or undertakings from its advisors or other third parties as each may deem commercially reasonable, necessary or advisable.

                   (r)     Compliance with Sections 5 and 17 of the Securities Act. The Boards of Directors of the Acquiring Companies shall be satisfied that consummation of the Merger is in compliance with the provisions of Sections 5 and 17 of the Securities Act.

                   (s)     Closing Escrow Agreement. At Closing, OPI shall have executed and delivered the Closing Escrow Agreement substantially in the form of Exhibit 5.10 hereto.

                   (t)     Voting Agreement. At Closing, Osmotics shall have executed and delivered the Voting Agreement substantially in the form of Exhibit 5.2 hereto.

         8.3     Conditions to Obligation of OPI. The obligations of OPI to complete the Merger on the Closing date on the terms set forth in this Agreement is, at the option of OPI, subject to the satisfaction by the Acquiring Companies or waiver by OPI of each of the following conditions:

                   (a)     Accuracy of Representations and Warranties. The representations and warranties made by the Acquiring Companies in this Agreement shall be correct in all material respects on and as of the Closing date with the same force and effect as though such representations and warranties had been made on the Closing date.

                    (b)     Compliance with Covenants. All covenants which the Acquiring Companies are required to perform or comply with on or before the Closing date shall have been fully complied with or performed in all material respects.

                    (c)     INTENTIONALLY DELETED.

                   (d)     Consents and Approvals. To the extent that any material lease, mortgage, deed of trust, contract or agreement to which the Acquiring Companies are a party shall require the consent of any person to the Merger or any other transaction provided for herein, such consent shall have been obtained; provided, however, that the Acquiring Companies shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by OPI to the extent that such condition otherwise has an effect on OPI or the Acquiring Companies.

                    (e)     Review and Due Diligence. OPI and its legal counsel and/or auditors shall have had the opportunity to complete a satisfactory due diligence investigation of the Acquiring Companies, together with a satisfactory review of the Acquiring Companies' corporate status, the marketability of title to the Acquiring Companies' property, and compliance with all reporting requirements imposed by or on account of any federal or state securities laws or regulations.

                   (f)     No Governmental Actions. No action or proceeding before any governmental authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and the Acquiring Companies shall have delivered to OPI certificates dated as of the Closing Date and executed by the Acquiring Companies, stating that to the Acquiring Companies' Best Knowledge, no such items exist. No governmental authority shall have taken any other action as a result of which the management of OPI, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

                   (g)     No Material Adverse Change. No material adverse change in the business, property or assets of the Acquiring Companies shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to the Acquiring Companies has occurred, and the Acquiring Companies shall have delivered to OPI certificates dated as of the Closing Date and executed by the Acquiring Parties to all such effects.

                   (h)     Update of Contracts. The Acquiring Companies shall have delivered to OPI an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Exhibit 9.17 and Exhibit 11.17 entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the businesses or the assets of the Acquiring Companies entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "New Contracts"), attached hereto as Exhibit 8.3(h). OPI shall have had the opportunity to review the Acquiring Companies New Contracts, and OPI shall have the right to delay the Closing for up to ten (10) days if it in its sole discretion deems such delay necessary to enable it to adequately review the Acquiring Companies New Contracts.

                    (i)     Approval of Counsel. All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved as to substance and form by legal counsel and tax advisors to OPI.

                    (j)     No Adverse Information. The investigations with respect to the Acquiring Companies, the assets and their respective businesses performed by OPI's professional advisors and other representatives shall not have revealed any information concerning OPI, its assets or business that has not been made known to the Acquiring Companies, in writing prior to the date of this Agreement and that, in the opinion of the Acquiring Companies and their advisors, materially and adversely affects the business or assets of OPI or the viability of the transaction contemplated by this Agreement.

                    (k)     Ordinary Course of Business. During the period from the date of this Agreement until the Closing Date, the Acquiring Companies shall have carried on their business in the ordinary and usual course, and shall have delivered to OPI a certificate to that effect

                    (l)     Liens. The Acquiring Companies shall have delivered to OPI a reasonably current lien and judgment search (both state and county levels in each jurisdiction where the party is qualified to or is doing business or owns material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens affecting any of the Acquiring Companies' business or assets. Each and every lien or encumbrance of any nature, if any, relating to the assets, business, or the shares of common stock of the Acquiring Companies shall have been terminated and released, and proof thereof delivered to OPI

                    (m)     Other Documents. The Acquiring Companies shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as OPI or its attorneys may have reasonably requested.

                    (n)     Governmental and Regulatory Approvals. OPI shall have obtained evidence, in form and substance satisfactory to OPI, that there have been obtained all consents, approvals and authorizations required by this Agreement, including, without limitation, all regulatory approvals necessary for the Acquiring Companies to conduct business in the ordinary course in each jurisdiction where such approval may be required.

                    (o)     Compliance with Securities Laws. The Acquiring Companies shall have undertaken all actions necessary or advisable to consummate the Merger in conformity with all Governmental and Legal Requirements including, without limitation, applicable federal and state securities laws.

                    (p)     INTENTIONALLY DELETED.

                    (q)     Financial Advisory Fees. At or prior to Closing, all obligations or commitments of the Acquisition Companies to their respective financial advisors and investment bankers shall have been paid or otherwise satisfied upon terms satisfactory to OPI, and OPI shall have been delivered and received such written consents, approvals, estoppel certificates or other instruments or undertakings from its advisors or other third parties as OPI may deem reasonable, necessary or advisable.

                    (r)     Compliance with Sections 5 and 17 of the Securities Act. The Board of Directors of OPI shall be satisfied that consummation of the Merger and the issuance of the Merger Securities is compliance with the provisions of Sections 5 and 17 of the Securities Act.

                    (s)     Closing Escrow Agreements. At Closing the Acquiring Parties shall have executed and delivered the Closing Escrow Agreement substantially in the form of Exhibit 5.10 hereto, and shall have delivered the Merger Securities to be held in escrow in accordance with the terms and conditions thereof.

                    (t)     Voting Agreement. At Closing, ONSOURCE shall have executed and delivered the Voting Agreement substantially in the form of Exhibit 5.2 hereto.

        8.4     Specific Items to be Delivered at the Closing. The parties shall deliver the following items to the appropriate party(ies) at the Closing.

                    (a)     To be delivered by OPI (in duplicate original, except where stated):

(i) Copy of corporate resolutions authorizing the execution of this Agreement, and the consummation by OPI of the transactions contemplated by this Agreement;

(ii) A certificate of the Chief Executive Officer of OPI, in the form attached hereto as Exhibit 8.4(a)(ii), stating that the representations and warranties of OPI set forth in this Agreement are true and correct. Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect;

(iii) A certificate dated the Closing Date, signed by both the Chief Executive Officer and the Chief Financial Officer of OPI, in the form attached hereto as Exhibit 8.4(a)(iii), certifying that all conditions precedent set forth in this Agreement to the obligations of OPI to close, have been fulfilled, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date;

(iv) A certificate(s) dated the Closing Date, signed by the Secretary of OPI, in the form attached hereto as Exhibit 8.4(a)(iv), certifying (A) resolutions duly adopted by the Board of Directors and Shareholders of OPI, authorizing the execution of this Agreement and all of the other transactions to be consummated pursuant thereto; (B) the names and incumbency of the officers of OPI who are empowered to execute the foregoing documents for and on behalf of such company; (C) the authenticity of copies of the Articles of Incorporation and Bylaws of OPI; and (D) the authenticity of a reasonably current Certificate of Good Standing of OPI, from all jurisdictions in which OPI is qualified to conduct business;

(v) The Closing Escrow Agreement substantially in the form of Exhibit 5.10 hereto, executed by OPI;

(vi) Statement of Merger in proper form as attached hereto as Exhibit 8.4(a)(vi), to be filed with the Secretary of State of Colorado in such form as may be required to consummate the Merger as of the Effective Time;

(vii) Certificates representing not less than 98% of the issued and outstanding OPI Common Stock and 100% of the issued and outstanding OPI Preferred Stock which stock certificates shall be endorsed in favor of ONSOURCE (single originals only);

(viii) Fully executed Subscription Agreements executed by the OPI Shareholders substantially in the form of Exhibit 5.7 and Exhibit 5.9 hereto (single original only); and

(ix) The Voting Agreement substantially in the form of Exhibit 5.2 hereto, executed by Osmotics.

                    (b)     To be delivered by the Acquiring Companies (in duplicate original, except where stated):

(i) Certificates representing the ONSOURCE Common Stock, ONSOURCE Warrants, which certificates shall be issued in the names of the OPI Shareholders, in proportion of their ownership of OPI Common Stock in accordance with the conversion ratios set forth on Exhibit 5.1(a) hereto; and certificates representing the ONSOURCE Preferred Stock to the owners of the OPI Preferred Stock, pro rata, and delivered in escrow under the Closing Escrow Agreement;

(ii) Option Agreements representing the ONSOURCE Stock Options, which Option Agreements shall be issued in the names of each OPI Option Holder and in the amounts as provided for in Section 5.1(c), such Option Agreements shall be in the form attached hereto as Exhibit 8.4(b)(ii);

(iii) A certificate of the President of each of the Acquiring Companies, in the form attached hereto as Exhibit 8.4(b)(iii), stating that the representations and warranties of the Acquiring Companies set forth in this Agreement are true and correct. Said certificates shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect;

(iv) Copy of corporate resolutions authorizing the execution of this Agreement and the consummation by the Acquiring Companies of the transactions contemplated by this Agreement, including, but not limited to, the issuance of the Merger Securities in the amounts and manner set forth in Section 5.1 above;

(v) A certificate dated the Closing Date, signed by the Chief Executive Officers and the Chief Financial Officers of both the Acquisition Companies, in the form attached hereto as Exhibit 8.4(b)(v), certifying that all conditions precedent set forth in this Agreement to the obligations of the Acquiring Companies to close, have been fulfilled, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date;

(vi) Certificates dated the Closing Date, in the form attached hereto as Exhibit 8.4(b)(vi), signed by the Secretaries of the Acquiring Companies, (A) certifying resolutions duly adopted by the Board of Directors of the Acquiring Companies, authorizing the execution of this Agreement and all of the other transactions to be consummated pursuant thereto; (B) certifying the names and incumbency of the officers of the Acquiring Companies who are empowered to execute the foregoing documents for and on behalf of such company; (C) certifying the authenticity of copies of the Articles of Incorporation and Bylaws of the Acquiring Companies; and (iv) certifying the authenticity of a reasonably current Certificate of Good Standing, from all jurisdictions in which the Acquiring Companies are qualified to conduct business;

(vii) The Closing Escrow Agreement substantially in the form of Exhibit 5.10 hereto, executed by ONSOURCE;

(viii) A Statement of Merger in the form of Exhibit 8.4(a)(vi), to be filed with the Secretary of State of Colorado in such form as may be required to consummate the Merger as of the Effective Time;

(ix) The Voting Agreement substantially in the form of Exhibit 5.2 hereto, executed by ONSOURCE; and

(x) A certificate representing the IB Warrants registered in the name of Bathgate Capital Partners, LLC.

(xi) An Assignment and Assumption Agreement substantially in the form of Exhibit 5.1(e)(ii).

SECTION 9: REPRESENTATIONS AND WARRANTIES OF OPI

        As a material inducement to the Acquiring Companies to enter into this Agreement and with the understanding and expectations that the Acquiring Companies will be relying thereon in consummating the Merger contemplated hereunder, OPI hereby represents and warrants as follows:

        9.1     Organization and Standing. OPI is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own its assets and properties and to carry on its business as it is now being conducted.

        9.2     Subsidiaries, Etc. OPI does not have any direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise.

        9.3     Qualification. OPI is not qualified to engage in business as a foreign corporation in any state, and there is no other jurisdiction wherein the character of the properties presently owned by OPI or the nature of the activities presently conducted by OPI makes necessary the qualification, licensing or domestication of OPI as a foreign corporation.

        9.4     Corporate Authority. Except as set forth on Exhibit 9.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by OPI with any on the provisions hereof will:

                    (a)     Conflict with or result in a breach of any provision of OPI's Articles of Incorporation or By-Laws or similar documents of OPI;

                     (b)     Result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which OPI is a party, or by which any of its properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by OPI prior to the Closing Date or the obtaining of which shall have been waived by the Acquiring Companies; or

                    (c)     Violate any order, writ, injunction, decree or, to OPI 's Best Knowledge, any statute, rule or regulation applicable to OPI or any of its properties or assets. No consent or approval by any Governmental Authority is required in connection with the execution and delivery by OPI of this Agreement or the consummation by OPI of the transactions contemplated hereby, except for possible notice under plant closing laws.

         9.5     Financial Information. In connection with the investigations performed by and audit to be undertaken by the Acquiring Companies, OPI furnished certain financial information and data including, without limitation, tax and accounting records, financial records, statements, worksheets and other information requested by the Acquiring Companies and their auditors necessary to undertake the completion of the audited financial examinations. OPI represents and warrants that any and all such information furnished in connection with the conduct of such investigations and audits shall be true, accurate and complete in all material respects and shall not contain any material misstatements nor any material omissions of fact or information respecting the financial condition or results of operation of the business for the respective periods covered by the audits.

        9.6     Capitalization of OPI. The authorized capital stock of OPI consists of 50,000,000 shares of OPI common stock, no par value, of which 12,254,250 shares are issued and outstanding and 20,000,000 shares of OPI preferred stock, of which 1,000,000 shares of Series A Preferred Stock, with a stated value of $4.00 per share are issued and outstanding. As of the Closing, Osmotics will own not less than 98% of the OPI Common Stock and 100% of the OPI Preferred Stock. All issued and outstanding shares of OPI Common Stock and OPI Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable, free and clear of any liens, encumbrances, claims of any kind and nature except restrictions against transferability without compliance with applicable federal and state securities laws. Other than the OPI Stock Options described in Section 5.1(c) hereof, there are no other outstanding rights, warrants, subscriptions, calls, convertible securities or agreement of any character or nature under which OPI is or may become obligated to issue any shares of its capital stock of any kind. There are no voting trusts, stockholder agreements, or other voting arrangements to which OPI is a party or, to the Best Knowledge of OPI, to which any of OPi's stockholders is a party or bound.

        9.7     Taxes. Except as set forth in Exhibit 9.7, attached hereto:

                    (a)     OPI has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments relating to the time periods covered by such returns or reports; and

                    (b)     OPI has paid all tax liabilities imposed or assessed by any governmental authority for all periods prior to the Closing Date for which such taxes have become due and payable and has received no notice from any such governmental authority of any deficiency or delinquency with respect to such obligation. OPI is not currently undergoing any audit conducted by any taxing authority and has received no notice of audit covering any prior period for which taxes have been paid or are or will be due and payable prior to the Closing Date. There are no present disputes as to taxes of any nature payable by OPI.

        9.8     No Actions, Proceeding, Etc. There is no action or proceeding (whether or not purportedly on behalf of OPI) pending or to its Best Knowledge threatened by or against OPI which might result in any material adverse change in the condition, financial or otherwise, of OPI 's business or assets. No order, writ or injunction or decree has been issued by, or requested of any court or Governmental Agency which does, nor may result in, any material adverse change in OPI's assets or properties or in the financial condition or the business of OPI. Except for liabilities referred to in the attached Exhibit 9.8, OPI is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

        9.9     Post Balance Sheet Changes. Except as set forth on the attached Exhibit 9.9 or as set forth in or contemplated by this Agreement, since December 31, 2004, OPI has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business (including licensing and related agreements); (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which are material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected on an exhibit hereto; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

        9.10     No Breaches. Except as set forth on the attached Exhibit 9.10, OPI is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which OPI is a party or by which its assets are bound; nor will the consummation of the transactions contemplated hereby cause OPI to violate any applicable statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which OPI is, was or may be bound or to which any of OPI's assets are subject.

        9.11     Condition of the Corporation's Assets. Except as set forth on Exhibit 9.11, OPI's assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the operation or values of such assets taken as a whole. Except as disclosed on Exhibit 9.11, no person other than OPI (including any officer or employee of OPI) has any proprietary interest in any know-how or other intangible assets used by OPI in the conduct of its business.

        9.12     Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of OPI, has been duly executed and delivered by an authorized officer of OPI, and is a valid and binding Agreement on the part of OPI that is enforceable against OPI in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfers, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

    9.13     Registered Rights and Proprietary Information.

                    (a)     Exhibit 9.13 hereto contains a true and complete list of all patents, letters patent and patent applications, service marks, trademark and service mark registrations and applications, copyright, copyright registrations and applications, grants of licenses and rights to OPI with respect to the foregoing, both domestic and foreign, claimed by OPI or used or proposed to be used by OPI in the conduct of its business (collectively herein, "OPI Registered Rights"). Exhibit 9.13 hereto also contains a true and complete list of all and every trade secret, know-how, process, formula, discovery, development, research, design, technique, customer and supplier list, contracts, product development plans, product development concepts, author contracts, marketing and purchasing strategy, invention, and any other matter required for, incident to, or related to the conduct of its business (hereafter collectively the "OPI Proprietary Information"). Except as described in Exhibit 9.13 hereto, OPI is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any OPI Registered Right or OPI Proprietary Information with respect to the use thereof in the conduct of its business or otherwise.

                    (b)     Except as described in Exhibit 9.13 hereto, to the Corporation's Best Knowledge, OPI owns and has the unrestricted right to use the OPI Registered Rights and OPI Proprietary Information required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by OPI or relating to the conduct or proposed conduct of its business free and clear of any right, title, interest, equity or claim of others. As soon as practicable following the execution of this Agreement, and except as described in Exhibit 9.13 hereto, OPI agrees to take all necessary steps (including without limitation entering into appropriate confidentiality, assignment of rights and non-competition agreements with all officers, directors, employees and consultants of OPI and others with access to or knowledge of the OPI Proprietary Information) to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the OPI Proprietary Information and all related documentation and intellectual property rights therein necessary for the conduct or proposed conduct of its business.

                    (c)     Except as described in Exhibit 9.13 hereto, OPI has not sold, transferred, assigned, licensed or subjected to any right, lien, encumbrance or claim of others, any OPI Proprietary Information, including without limitation any OPI Registered Right, or any interest therein, related to or required for the design, development, manufacture, operation, sale or use of any product or service currently under development or manufactured, or proposed to be developed, sold or manufactured, by it. Exhibit 9.13 contains a true and complete list and description of all licenses of OPI Proprietary Information granted to OPI by others or to others by the Corporation. Except as described in Exhibit 9.13 hereto, there are no claims or demands of any person pertaining to, or any proceedings that are pending or threatened, which challenge the rights of OPI in respect of any OPI Proprietary Information used in the conduct of its business.

                    (d)     Except as described in Exhibit 9.13 hereto, OPI owns and on the Closing Date shall own, has and shall have, holds and shall hold, exclusively all right, title and interest in the OPI Registered Rights, free and clear of all liens, encumbrances, restrictions, claims and equities of any kind whatsoever, has and shall have the exclusive right to use, sell, license or dispose of, and has and shall have the exclusive right to bring action for the infringement of the OPI Registered Rights and the OPI Proprietary Information. To the Best Knowledge of Corporation, the marketing, promotion, distribution or sale by OPI of any products or interests subject to the OPI Registered Rights or making use of OPI Proprietary Information shall not constitute an infringement of any patent, copyright, trademark, service mark or misappropriation or violation of any other party's proprietary rights or a violation of any license or agreement by the Corporation. Except as described in Exhibit 9.13 hereto, to the knowledge of OPI after due inquiry no facts or circumstances exist that could result in the invalidation of any of the OPI Registered Rights.

        9.14         No Liens or Encumbrances. Except as described on Exhibit 9.14, OPI has good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of its business, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever and except for liens in favor of the holders of the OPI Shareholder Notes and the lien in favor of ONSOURCE

        9.15         Employee Matters. Exhibit 9.15, attached hereto, contains a true, complete and accurate list of all employees of OPI and the remuneration of each (including wages, salaries and fringe benefits). OPI has no information or facts indicating that any employee listed on Exhibit 9.15 intends to terminate his/her employment relationship with OPI prior or subsequent to the Closing Date, except as may be required by this Agreement. Except as specifically described on Exhibit 9.15, OPI has no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal. OPI does not now and has never contributed to a "multi-employer plan" as defined in Section 400(a)(3) of the ERISA. To the Best Knowledge of OPI, OPI has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder, and neither OPI nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA as to any covered plan of OPI. OPI is not a party to any collective bargaining or other union agreement. OPI has not, within the past five (5) years had, or been threatened with, any union activities, work stoppages or other labor trouble with respect to its employees which had a material adverse effect on OPI, its business or assets. Except as set forth in Exhibit 9.15, OPI has not made any commitment or agreements to increase the wages or modify the conditions or terms of employment of any of the employees of OPI used in connection with its business, and between the date of this Agreement and the Closing Date, OPI will not make any agreement to increase the wages or modify the conditions or terms of employment of any of the employees of OPI used in the conduct of its business, without the prior written consent of all parties hereto.

        9.16     Legal Proceedings and Compliance with Law. Except as set forth on Exhibit 9.16, OPI has not received notice of any legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to OPI which might result in the aggregate in money damages payable by OPI in excess of insurance coverage or which might result in a permanent injunction against OPI. OPI has substantially complied with, and is not in default in any respect under any applicable laws, ordinances, requirements, regulations, or orders applicable to the business of OPI, the violation of which might materially and adversely affect it. OPI is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of OPI.

        9.17     Contract Schedules. Attached as Exhibit 9.17 hereto is an accurate list of the following:

                    (a)     All contracts, leases, agreements, covenants, licenses, instruments or commitments of OPI pertaining to the business of OPI calling for the payment of Five Thousand Dollars ($5,000) or more or which is otherwise material to the business of OPI, including, without limitation, the following:

                                        (i)     Licenses and contracts held in the ordinary course of business;

                                        (ii)     Executory contracts for the purchase, sale or lease of any assets;

                                        (iii)    Management or consulting contracts;

                                        (iv)    Patent, trademark and copyright applications, registrations or licenses, and know-how, intellectual property and trade secret agreements or other licenses;

                                           (v)     Note agreements, loan agreements, indentures and the like, other than those entered into and executed in the ordinary course of business;

                                        (vi)    All sales, agency, distributorship or franchise agreements; and

                                        (vii)   Any other contracts not in the ordinary course of business.

                    (b)     All labor contracts, employment agreements and collective bargaining agreements to which OPI is a party.

                      (c)     All instruments evidencing any liens or security interest securing any indebtedness of OPI covering any asset of OPI.

                    (d)     All profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of OPI.

                    (e)     Any and all documents, instruments and other writings not listed in any other schedule hereto which are material to the business operations of OPI.

        Except as set forth in Exhibit 9.17, all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or other similar laws affecting the enforcement of contracts generally, and there is no existing material default thereunder or breach thereof by OPI, or to OPI's knowledge by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by OPI or by any other party to the contracts.

        9.18     Labor Matters. There are no strikes, slowdowns, stoppages, organizational efforts, discrimination charges or other labor disputes pending or, to the knowledge of OPI or any of its agent or employees, threatened against OPI.

        9.19     Insurance. OPI maintains no insurance coverage on its assets and business.

        9.20     Environmental. Except as disclosed on Exhibit 9.20, OPI has never owned or operated any real property except for leased office space:

                    (a)     To the Best Knowledge of OPI, no real property (or the subsurface soil and the ground water thereunder) now or previously leased by OPI (the "Leased Premises") either contains any Hazardous Substance (as hereinafter defined) or has underneath it any underground fuel or liquid storage tanks;

                    (b)     To the Best Knowledge of OPI, there has been no generation, transportation, storage, treatment or disposal of any Hazardous Substance on or beneath the Leased Premises, now or in the past;

                    (c)     OPI is not aware of any pending or threatened litigation or proceedings before any court or administrative agency in which any person alleges, or threatens to allege, the presence, release, threat of release, placement on or in the Leased Premises, or the generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

                    (d)     OPI has not received any written notice and has no actual knowledge that any Governmental Authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is or has been any presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

                    (e)     To the Best Knowledge of OPI, there have been no communications or agreements with any Governmental Authority or agency (federal, state, or local) or any private person or entity (including, without limitation, any prior owner of the Leased Premises and any present or former occupant or tenant of the Leased Premises) relating in any way to the presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance. OPI further agrees and covenants that OPI will not store or deposit on, otherwise release or bring onto or beneath, the Leased Premises any Hazardous Substance prior to the Closing Date; and

                    (f)     There is no litigation, proceeding, citizen's suit or governmental or other investigation pending, or, to OPI's Best Knowledge, threatened, against OPI, and OPI knows of no facts or circumstances which might give rise to any future litigation, proceeding, citizen's suit or governmental or other investigation, which relate to OPI's compliance with environmental laws, regulations, rules, guidelines and ordinances.

                    For purposes of this Section 9.20, "Hazardous Substance" shall mean and include (i) a hazardous substance as defined in 42 U.S.C. Section 9601(14), the Regulations at 40 C.F.R. Part 302, (2) any substance regulated under the Emergency Planning and Community Right to Know Act (including without limitation any extremely hazardous substances listed at 40 C.F.R. Part 355 and any toxic chemical listed at 40 C.F.R. Part 372), (iii) hazardous wastes and hazardous substances as specified under any Texas state or local Governmental Requirement governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills and other releases of toxic or hazardous substances, transportation of hazardous substances, materials and wastes and occupational or employee health and safety, and (iv) any other material, gas or substance known or suspected to be toxic or hazardous (including, without limitation, any radioactive substance, methane gas, volatile hydrocarbon, industrial solvent, and asbestos) or which could cause a material detriment to, or materially impair the beneficial use of, the Leased Premises, or constitute a material health, safety or environmental risk to any person exposed thereto or in contact therewith. For purposes of this Section 9.20, "Hazardous Substance" shall not mean and shall not include the following, to the extent used normally and required for everyday uses or normal housekeeping or maintenance: (A) fuel oil and natural gas for heating, (B) lubricating, cleaning, coolant and other compounds customarily used in building maintenance, (C) materials routinely used in the day-to-day operations of an office, such as copier toner, (D) consumer products, (E) material reasonably necessary and customarily used in construction and repair of an office project, and (F) fertilizers, pesticides and herbicides commonly used for routine office landscaping.

        9.21     Disclosure of Information. OPI represents and warrants that all statements, data and other written information provided by it to any party hereto as well as their respective consultants and representatives have been accurate copies or true originals. OPI represents and warrants that, to its Best Knowledge, (a) there exists no material information concerning OPI which has been requested but not been disclosed to or made available to the Acquiring Companies and their representatives or consultants and which would be material to a decision to consummate the transactions provided for in this Agreement and (b) in the aggregate, such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they are made, not misleading.

        9.22     Representations and Warranties. The representations and warranties of OPI contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Such representations and warranties shall survive the Closing Date and shall remain operative in full force and effect for the period of eighteen months from the date of Closing regardless of any investigation at any time made by or on behalf of the Acquiring Companies and shall not be deemed merged in any document or instruction so executed and/or delivered by OPI or Osmotics.

        9.23     Absence of Questionable Payments. To the Best Knowledge of OPI, neither OPI, nor any director, officer, agent, employee or other person acting on OPI's behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or any other applicable foreign, federal or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.

SECTION 10: COVENANTS OF OPI

        10.1     Preservation of Business. Until Closing, OPI shall use its best efforts to cause OPI to:

                    (a)     Preserve intact the present business organization of OPI;

(b)     Maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

(c)     Preserve and protect the goodwill and advantageous relationships of OPI with its customers and all other persons having business dealings with OPI;

(d)     Preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of OPI; and

 (e)     Comply with all laws applicable to the conduct of its business

        10.2     Ordinary Course. Until Closing, OPI shall conduct its business only in the usual, regular and ordinary course, in substantially the same manner as previously, and shall not make any substantial change to its methods of management or operation in respect of such business or property. Without limiting the foregoing, except as provided for in this Agreement, OPI shall not, with respect to OPI without the prior written consent of the Acquiring Companies:

                     (a)     Sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of its property or assets, other than in the ordinary course of business; or

                     (b)     Incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment, except in the ordinary course of business.

        10.3     Negative Covenants. Until Closing, except as contemplated by this Agreement or as disclosed in Exhibits to this Agreement, from the date hereof until the Closing Date, unless and until the Acquiring Companies otherwise consents in writing, OPI will not (a) change or alter the physical contents or character of the inventories of its business, so as to materially affect the nature of OPI's business or materially and adversely change the total dollar valuation of such inventories, other than in the ordinary course of business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same or effect any stock split, recapitalization, combination, or reclassification of its capital stock, or reorganization; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled or enter into any employment agreement or consulting agreement; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; (i) enter into any transactions or series of transactions other than in the ordinary course of business; (j) amend or propose to amend its Articles of Incorporation except for amending the Articles of Incorporation for the filing of the Certificate of Designations, Preferences and Rights of Class A Convertible Preferred Stock in the form of Exhibit 5.1(b)(ii); (k) amend or propose to amend OPI's By-Laws once By-Laws are adopted by OPI; (l) make any change in accounting methods, principles or practices; (m) authorize capital expenditures or make any acquisition of, or investment in, assets or stock of any other Person; (n) enter into or amend any material contract or agreement other than in the ordinary course of business; (o) make any tax election; (p) permit any material insurance policy to be canceled or terminated, except in the ordinary course of business; (q) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person or make any loans or advances; (r) maintain its real and personal properties in as good a state of operating condition and repair as they are on the date of this Agreement, except for ordinary wear and tear or insured casualty in amounts less than $5,000; (s) terminate or modify any material leases, contracts, licenses, and permits or other authorizations or agreements affecting its business or its real and/or personal property, or the operation thereof, or enter into any additional lease or contract requiring expenditure by it of any amount affecting such properties or the operation thereof; or (t) discharge, satisfy or pay any liens, encumbrances, obligations or liabilities relating to it, whether absolute or contingent (including litigation claims), other than liabilities shown on Exhibit 4.1 and liabilities incurred after the date thereof in the ordinary course of business, and no such discharge, satisfaction or payment shall be effected other than in accordance with the ordinary payment terms relating to the liability discharged, satisfied or paid.

        10.4     Additional Covenants.

                     (a)     OPI will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of OPI or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if OPI shall have set aside on its books adequate reserves therefor; and provided, further, that OPI will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. OPI will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of OPI;

                     (b)     OPI will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and OPI will at all times comply with the provisions of all material leases to which OPI is a party or under which OPI occupies property so as to prevent any loss or forfeiture thereof or thereunder;

                     (c)     OPI will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with its past practices consistently applied;

                     (d)     OPI will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could have a material adverse effect on its business or credit;

                     (e)     OPI shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by OPI and deemed by OPI to be necessary to the conduct of its business;

                     (f)      OPI will, consistent with its practices in the ordinary course of business, endeavor to retain its business relationships with its customers and suppliers that it believes to be advantageous; and

                     (g)     OPI shall deliver to ONSOURCE copies of its statements of operation and financial condition and similar statements as and when prepared (if at all) in the ordinary course of its business.

        10.5     Access to Books and Records, Premises, Etc. From the date of this Agreement through the Closing Date, OPI will grant the Acquiring Companies and their authorized representatives reasonable access during normal business hours to its books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours and in a manner not to disrupt or interfere with OPI's business relationships for purposes of enabling the Acquiring Companies to fully investigate the business of OPI.

        10.6     Compensation. Except as contemplated by this Agreement, OPI shall not enter into or agree to enter into any employment contract or agreement for employment, consulting, professional, or other services or otherwise modify any compensation arrangement or agreement previously in effect.

        10.7     No Solicitation.

                      (a)     Subject to OPI's fiduciary duties to its shareholders, OPI shall not, nor shall it authorize or permit any officer, director or employee of OPI to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of OPI, shall be deemed to be a breach of this Section 10.7(a) by OPI. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or reorganization or other business combination involving OPI or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or options, rights, warrants or other interests convertible or exercisable for or into such voting securities, or a substantial or material portion of the assets or business of OPI, other than the transactions contemplated by this Agreement.

                     (b)     Subject to OPI's fiduciary duties to its shareholders, except upon a material breach of this Agreement by the Acquiring Companies or following termination hereof and except for action permitted or contemplated by this Agreement, including a party's right to terminate this Agreement under certain circumstances, neither the Board of Directors of OPI nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Acquiring Companies, the approval or recommendation by such Board of Directors of any such committee of this Agreement or the Exchange or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

                     (c)     OPI promptly shall advise the Acquiring Companies orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry. OPI will keep the Acquiring Companies fully informed of the status and details of any such takeover proposal or inquiry.

                     (d)     The provisions of this Section 10.7 shall not be construed to prevent any investment banker, attorney or other advisor or representative of OPI to engage in discussions with third parties in the ordinary course of business with respect to transactions not involving the parties to this Agreement.

SECTION 11: REPRESENTATIONS AND WARRANTIES OF ONSOURCE AND Acquisition

        As a material inducement to OPI to enter into this Agreement and with the understanding and expectation that OPI will be relying thereon in consummating the Merger contemplated hereunder, the Acquiring Companies represent and warrant as follows:

        11.1     Organization and Standing. ONSOURCE and Acquisition are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of Colorado, respectively, and have all requisite corporate power and authority to own their assets and properties and to carry on their businesses as they are now being conducted.

        11.2     Subsidiaries, etc. Acquisition is a subsidiary of and is wholly owned by ONSOURCE. Other than its ownership interest in Acquisition and as set forth on Exhibit 11.2, ONSOURCE has no direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise. Acquisition does not have any direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise, and, at the Effective Time, will have no assets and no liabilities.

        11.3     Qualification. The Acquiring Companies are not qualified to engage in business as foreign corporations in any state except that ONSOURCE is qualified to do business in the state of Colorado, and there is no other jurisdiction wherein the character of the properties presently owned by the Acquiring Companies or the nature of the activities presently conducted by the Acquiring Companies make necessary the qualification, licensing or domestication of ONSOURCE or Acquisition as foreign corporations.

        11.4     Corporate Authority. Except as set forth on Exhibit 11.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Acquiring Companies with any on the provisions hereof will:

                     (a)     Conflict with or result in a breach of any provision of its Articles of Incorporation or By-Laws or similar documents of the Acquiring Companies;

                     (b)     Result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Acquiring Companies are parties, or by which any of their properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by the Acquiring Companies prior to the Closing Date or the obtaining of which shall have been waived by the OPI; or

                     (c)     Violate any order, writ, injunction, decree or, to the Acquiring Companies' Best Knowledge, any statute, rule or regulation applicable to the Acquiring Companies or any of their properties or assets. No consent or approval by any Governmental Authority is required in connection with the execution and delivery by the Acquiring Companies of this Agreement or the consummation by the Acquiring Companies of the transactions contemplated hereby, except for possible notice under plant closing laws.

        11.5     SEC Documents; Financial Statements. As of their respective dates, all of ONSOURCE's reports, statements and other filings with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of ONSOURCE included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of ONSOURCE as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). ONSOURCE has disclosed publicly all information which, according to law, rule or regulation, should have been so disclosed.

        11.6     Capitalization of the Acquiring Companies.

                     (a)     The authorized capital stock of ONSOURCE consists entirely of 25,000,000 shares of common stock having a par value of $.0001 per share, and 5,000,000 shares of Preferred Stock having a par value of $.0001 per share (the "ONSOURCE Preferred Stock"). As of March 1, 2005, there were a total of 948,158 shares of Common Stock issued and outstanding and no shares of ONSOURCE Preferred Stock issued and outstanding. As of the Closing Date, there will be no more than 970,658 shares of Common Stock and no shares of ONSOURCE Preferred Stock issued and outstanding. All issued outstanding shares of ONSOURCE's capital stock have been duly authorized and validly issued, are fully paid and non-assessable, free and clear of any liens, encumbrances and claims of any kind and nature except restrictions against transferability without compliance with applicable federal and state securities laws and are not subject to pre-emptive rights. The issuance of the Merger Securities pursuant to this Agreement have been duly approved by the Directors of ONSOURCE and will, upon their issuance, have been validly issued and will be fully paid and non-assessable, free and clear of any liens, encumbrances and claims of any kind and nature except restrictions against transferability without compliance with applicable federal and state securities laws. Except for (i) the Excluded Shares, (ii) as described in ONSOURCE's SEC Documents or (iii) as set forth in Exhibit 11.6(a), there are no authorized, issued or outstanding subscriptions, options, warrants, contracts, calls, commitments or other purchase rights of any nature or character relating to any of ONSOURCE's capital stock, equity securities, debt or other securities convertible into stock or equity securities of ONSOURCE. As of the date of this Agreement, there are no outstanding contractual obligations of ONSOURCE to repurchase, redeem or otherwise acquire any shares of capital stock of ONSOURCE. There are no voting trusts, stockholder agreements or other voting arrangements to which the Acquiring Companies is a party or, to the Best Knowledge of ONSOURCE, to which any of the ONSOURCE common stockholders is a party or bound.

                     (b)     The authorized capital stock of Acquisition consists entirely of 1,000 shares of common stock having a par value of $.001 per share (the "Acquisition Common Stock"), and no shares of preferred stock. As of March 1, 2005, there were a total of no shares of Acquisition Common Stock issued and outstanding. As of the Closing Date, there will be no more than 10 shares of Acquisition Common Stock issued and outstanding, issued to ONSOURCE. All issued and outstanding shares of Acquisition's capital stock shall have been duly authorized and validly issued, fully paid and non-assessable, free and clear of any liens, encumbrances and claims of any kind and nature except restrictions against transferability without compliance with applicable federal and state securities laws and are not subject to pre-emptive rights. Except as described in ONSOURCE's SEC Documents or as set forth in Exhibit 11.6(b), there are no authorized, issued or outstanding subscriptions, options, warrants, contracts, calls, commitments or other purchase rights of any nature or character relating to any of Acquisition's capital stock, equity securities, debt or other securities convertible into stock or equity securities of Acquisition. As of the date of this Agreement, there are no outstanding contractual obligations of Acquisition to repurchase, redeem or otherwise acquire any shares of capital stock of Acquisition. There are no voting trusts, stockholder agreements or other voting arrangements to which the Acquiring Companies is a party or, to the Best Knowledge of Acquisition, to which any of the Acquisition common stockholders is a party or bound.

        11.7     Taxes. Except as set forth in Exhibit 11.7:

                     (a)     the Acquiring Companies have filed (or have obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by them, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments relating to the time periods covered by such returns or reports; and

                     (b)     the Acquiring Companies have paid all tax liabilities imposed or assessed by any governmental authority for all periods prior to the Closing Date for which such taxes have become due and payable and has received no notice from any such governmental authority of any deficiency or delinquency with respect to such obligation. The Acquiring Companies are not currently undergoing any audit conducted by any taxing authority and have received no notice of audit covering any prior period for which taxes have been paid or are or will be due and payable prior to the Closing Date. There are no present disputes as to taxes of any nature payable by the Acquiring Companies.

        11.8     No Actions, Proceedings, Etc. Except as listed on the attached Exhibit 11.8, there is no action or proceeding (whether or not purportedly on behalf of the Acquiring Companies) pending or to their knowledge threatened by or against the Acquiring Companies, which might result in any material adverse change in the condition, financial or otherwise, of the Acquiring Companies' businesses or assets. No order, writ or injunction or decree has been issued by, or requested of any court or Governmental Agency which does nor may result in any material adverse change in the Acquiring Companies' assets or properties or in the financial condition or the businesses of the Acquiring Companies. the Acquiring Companies are not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

        11.9     Post Balance Sheet Changes.

                     (a)     Except as set forth on Exhibit 11.9(a) and as contemplated by this Agreement, since the date of ONSOURCE's latest publicly available financial statements, the ONSOURCE has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock, including but not limited to any options or warrants to purchase any securities of ONSOURCE or any securities convertible into capital stock of ONSOURCE; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected on an exhibit hereto; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

                     (b)     Except as set forth on the attached Exhibit 11.9(b) and as contemplated by this Agreement, since December 31, 2004, Acquisition has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which are material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected on an exhibit hereto; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

        11.10     No Breaches. Except as set forth on Exhibit 11.10, the Acquiring Companies are not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which the Acquiring Companies are a party or by which their assets are bound; nor will the consummation of the transactions contemplated hereby cause the Acquiring Companies to violate any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which the Acquiring Companies are, were or may be bound or to which any of the Acquiring Companies'  assets are subject.

        11.11     Condition of the Acquiring Companies' Assets. Except as set forth on Exhibit 11.11, the Acquiring Companies' assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the operation or values of such assets taken as a whole. Except as disclosed on Exhibit 11.11, no person other than the Acquiring Companies (including any officer or employee of the Acquiring companies) has any proprietary interest in any know-how or other intangible assets used by the Acquiring Companies in the conduct of their businesses.

        11.12     Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of the Acquiring Companies, have been duly executed and delivered by authorized officers of the Acquiring Companies, and is a valid and binding Agreement on the part of the Acquiring Companies that is enforceable against the Acquiring Companies in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfers, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate action necessary to issue and deliver to the Merger Securities has been taken or will be taken prior to Closing.

         11.13     Registered Rights and Proprietary Information.

                     (a)     Exhibit 11.13 hereto contains a true and complete list of all patents, letters patent and patent applications, service marks, trademark and service mark registrations and applications, copyright, copyright registrations and applications, grants of licenses and rights to the Acquiring Companies with respect to the foregoing, both domestic and foreign, claimed by the Acquiring Companies or used or proposed to be used by the Acquiring Companies in the conduct of their business (collectively herein, "Acquiring Companies' Registered Rights"). Exhibit 11.13 hereto also contains a true and complete list of all and every trade secret, know-how, process, formula, discovery, development, research, design, technique, customer and supplier list, contracts, product development plans, product development concepts, author contracts, marketing and purchasing strategy, invention, and any other matter required for, incident to, or related to the conduct of its business (hereafter collectively the "Acquiring Companies' Proprietary Information"). Except as described in Exhibit 11.13 hereto, the Acquiring Companies are not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Acquiring Companies' Registered Right or Acquiring Companies' Proprietary Information with respect to the use thereof in the conduct of their business or otherwise.

                     (b)        Except as described in Exhibit 11.13 hereto, to the Acquiring Companies' Best Knowledge, the Acquiring Companies own and have the unrestricted right to use the Acquiring Companies' Registered Rights and Acquiring Companies' Proprietary Information required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Acquiring Companies or relating to the conduct or proposed conduct of their business free and clear of any right, title, interest, equity or claim of others. As soon as practicable following the execution of this Agreement, and except as described in Exhibit 11.13 hereto, the Acquiring Companies agree to take all necessary steps (including without limitation entering into appropriate confidentiality, assignment of rights and non-competition agreements with all officers, directors, employees and consultants of the Acquiring Companies and others with access to or knowledge of the Acquiring Companies' Proprietary Information) to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in, the Acquiring Companies' Proprietary Information and all related documentation and intellectual property rights therein necessary for the conduct or proposed conduct of its business.

                     (c)         Except as described in Exhibit 11.13 hereto, the Acquiring Companies have not sold, transferred, assigned, licensed or subjected to any right, lien, encumbrance or claim of others, any Acquiring Companies' Proprietary Information, including without limitation any Acquiring Companies' Registered Right, or any interest therein, related to or required for the design, development, manufacture, operation, sale or use of any product or service currently under development or manufactured, or proposed to be developed, sold or manufactured, by them. Exhibit 11.13 contains a true and complete list and description of all licenses of Acquiring Companies' Proprietary Information granted to the Acquiring Companies by others or to others by the Acquiring Companies. Except as described in Exhibit 11.13 hereto, there are no claims or demands of any person pertaining to, or any proceedings that are pending or threatened, which challenge the rights of the Acquiring Companies in respect of any Acquiring Companies' Proprietary Information used in the conduct of their business.

                     (d)             Except as described in Exhibit 11.13 hereto, the Acquiring Companies own and on the Closing Date shall own, have and shall have, holds and shall hold, exclusively all right, title and interest in the Acquiring Companies' Registered Rights, free and clear of all liens, encumbrances, restrictions, claims and equities of any kind whatsoever, has and shall have the exclusive right to use, sell, license or dispose of, and have and shall have the exclusive right to bring action for the infringement of the Acquiring Companies' Registered Rights and the Acquiring Companies' Proprietary Information. To the Best Knowledge of Acquiring Companies, the marketing, promotion, distribution or sale by the Acquiring Companies of any products or interests subject to the Acquiring Companies' Registered Rights or making use of Acquiring Companies' Proprietary Information shall not constitute an infringement of any patent, copyright, trademark, service mark or misappropriation or violation of any other party's proprietary rights or a violation of any license or agreement by the Acquiring Companies. Except as described in Exhibit 11.13 hereto, to the knowledge of the Acquiring Companies after due inquiry no facts or circumstances exist that could result in the invalidation of any of the Acquiring Companies' Registered Rights.

        11.14     No Liens or Encumbrances. Except as set forth in Exhibit 11.14, the Acquiring Companies have good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of their businesses, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever and except for such property and assets as may be leased by the Acquiring Companies.

        11.15     Employee Matters. Exhibit 11.15, attached hereto, contains a true, complete and accurate list of all employees of the Acquiring Companies and the remuneration of each (including wages, salaries and fringe benefits). the Acquiring Companies have no information or facts indicating that any employee listed on Exhibit 11.15 intends to terminate his/her employment relationship with the Acquiring Companies prior or subsequent to the Closing Date, except as may be required by this Agreement. Except as specifically described on Exhibit 11.15, the Acquiring Companies have no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal. the Acquiring Companies do not now and have never contributed to a "multi-employer plan" as defined in Section 400(a)(3) of the ERISA. To the Best Knowledge of the Acquiring Companies, the Acquiring Companies has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder, and neither the Acquiring Companies nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA as to any covered plan of the Acquiring Companies. the Acquiring Companies are not parties to any collective bargaining or other union agreement. the Acquiring Companies have not, within the past five (5) years had, or been threatened with, any union activities, work stoppages or other labor trouble with respect to its employees which had a material adverse effect on the Acquiring Companies, their business or assets. Except as set forth in Exhibit 11.15, the Acquiring Companies have not made any commitment or agreements to increase the wages or modify the conditions or terms of employment of any of the employees of the Acquiring Companies used in connection with its business, and between the date of this Agreement and the Closing Date, the Acquiring Companies will not make any agreement to increase the wages or modify the conditions or terms of employment of any of the employees of the Acquiring Companies used in the conduct of its business, without the prior written consent of all parties hereto.

        11.16     Legal Proceedings and Compliance with Law. Except as set forth on Exhibit 11.16, the Acquiring Companies have not received notice of any legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to the Acquiring Companies which might result in the aggregate in money damages payable by the Acquiring Companies in excess of insurance coverage or which might result in a permanent injunction against the Acquiring Companies. the Acquiring Companies have substantially complied with, and are not in default in any respect under any applicable laws, ordinances, requirements, regulations, or orders applicable to the business of the Acquiring Companies, the violation of which might materially and adversely affect them. the Acquiring Companies are not parties to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of the Acquiring Companies.

        11.17     Contract Schedules. Attached as Exhibit 11.17 hereto is an accurate list of the following:

                     (a)     All contracts, leases, agreements, covenants, licenses, instruments or commitments of OPI pertaining to the business of the Acquiring Companies calling for the payment of Five Thousand Dollars ($5,000) or more or which is otherwise material to the business of OPI, including, without limitation, the following:

                                                                                (i)     Licenses and contracts held in the ordinary course
                                                                                         of business;

(ii)    Executory contracts for the purchase, sale or lease
        of any assets;

(iii)   Management or consulting contracts;

(iv)   Patent, trademark and copyright applications,
        registrations or licenses, and know-how,
        intellectual property and trade secret agreements
        or other licenses;

(v)    Note agreements, loan agreements, indentures and
        the like, other than those entered into and executed
        in the ordinary course of business;

(vi)   All sales, agency, distributorship or franchise
        agreements; and

(vii)  Any other contracts not in the ordinary course of
        business.

                     (b)     All labor contracts, employment agreements and collective bargaining agreements to which the Acquiring Companies are parties.

                     (c)     All instruments evidencing any liens or security interest securing any indebtedness of the Acquiring Companies covering any asset of the Acquiring Companies.

                     (d)     All profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of the Acquiring Companies.

                     (e)     Any and all documents, instruments and other writings not listed in any other schedule hereto which are material to the business operations of the Acquiring Companies.

        Except as set forth in Exhibit 11.17, all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or other similar laws affecting the enforcement of contracts generally, and there is no existing material default thereunder or breach thereof by the Acquiring Companies, or to the Acquiring Companies' knowledge by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by the Acquiring Companies or by any other party to the contracts.

        11.18     Labor Matters. There are no strikes, slowdowns, stoppages, organizational efforts, discrimination charges or other labor disputes pending or, to the knowledge of the Acquiring Companies or any of their agent or employees, threatened against the Acquiring Companies.

        11.19     Insurance. the Acquiring Companies maintain no insurance coverage on their assets and business.

        11.20     Environmental. Except as disclosed on Exhibit 11.20, the Acquiring Companies have never owned or operated any real property except for leased office space:

                     (a)     To the Best Knowledge of the Acquiring Companies, no real property (or the subsurface soil and the ground water thereunder) now or previously leased by the Acquiring Companies (the "Leased Premises") either contains any Hazardous Substance (as hereinafter defined) or has underneath it any underground fuel or liquid storage tanks;

                     (b)     To the Best Knowledge of the Acquiring Companies, there has been no generation, transportation, storage, treatment or disposal of any Hazardous Substance on or beneath the Leased Premises, now or in the past;

                     (c)     the Acquiring Companies are not aware of any pending or threatened litigation or proceedings before any court or administrative agency in which any person alleges, or threatens to allege, the presence, release, threat of release, placement on or in the Leased Premises, or the generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

                     (d)     the Acquiring Companies have not received any written notice and has no actual knowledge that any Governmental Authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is or has been any presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

                     (e)     To the Best Knowledge of the Acquiring Companies, there have been no communications or agreements with any Governmental Authority or agency (federal, state, or local) or any private person or entity (including, without limitation, any prior owner of the Leased Premises and any present or former occupant or tenant of the Leased Premises) relating in any way to the presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance. the Acquiring Companies further agrees and covenants that the Acquiring Companies will not store or deposit on, otherwise release or bring onto or beneath, the Leased Premises any Hazardous Substance prior to the Closing Date; and

                     (f)     There is no litigation, proceeding, citizen's suit or governmental or other investigation pending, or, to the Acquiring Companies' Best Knowledge, threatened, against the Acquiring Companies, and the Acquiring Companies know of no facts or circumstances which might give rise to any future litigation, proceeding, citizen's suit or governmental or other investigation, which relate to the Acquiring Companies' compliance with environmental laws, regulations, rules, guidelines and ordinances.

        For purposes of this Section 11.20, "Hazardous Substance" shall mean and include (i) a hazardous substance as defined in 42 U.S.C. Section 9601(14), the Regulations at 40 C.F.R. Part 302, (2) any substance regulated under the Emergency Planning and Community Right to Know Act (including without limitation any extremely hazardous substances listed at 40 C.F.R. Part 355 and any toxic chemical listed at 40 C.F.R. Part 372), (iii) hazardous wastes and hazardous substances as specified under any Texas state or local Governmental Requirement governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills and other releases of toxic or hazardous substances, transportation of hazardous substances, materials and wastes and occupational or employee health and safety, and (iv) any other material, gas or substance known or suspected to be toxic or hazardous (including, without limitation, any radioactive substance, methane gas, volatile hydrocarbon, industrial solvent, and asbestos) or which could cause a material detriment to, or materially impair the beneficial use of, the Leased Premises, or constitute a material health, safety or environmental risk to any person exposed thereto or in contact therewith. For purposes of this Section 11.20, "Hazardous Substance" shall not mean and shall not include the following, to the extent used normally and required for everyday uses or normal housekeeping or maintenance: (A) fuel oil and natural gas for heating, (B) lubricating, cleaning, coolant and other compounds customarily used in building maintenance, (C) materials routinely used in the day-to-day operations of an office, such as copier toner, (D) consumer products, (E) material reasonably necessary and customarily used in construction and repair of an office project, and (F) fertilizers, pesticides and herbicides commonly used for routine office landscaping.

        11.21     Disclosure of Information. The Acquiring Companies represent and warrant that all statements, data and other written information provided by them to any party hereto as well as their respective consultants and representatives have been accurate copies or true originals. The Acquiring Companies represent and warrant that, to their Best Knowledge, (a) there exists no material information concerning the Acquiring Companies which has been requested but not been disclosed to or made available to the OPI and their representatives or consultants and which would be material to a decision to consummate the transactions provided for in this Agreement and (b) in the aggregate, such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they are made, not misleading.

        11.22     Representations and Warranties. The representations and warranties of the Acquiring Companies contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Such representations and warranties shall survive the Closing Date and shall remain operative in full force and effect for a period of eighteen months from the date of Closing regardless of any investigation at any time made by or on behalf of the Acquiring Companies and shall not be deemed merged in any document or instruction so executed and/or delivered by the Acquiring Companies.

        11.23     Absence of Questionable Payments. To the Best Knowledge of the Acquiring Companies, neither the Acquiring Companies, nor any director, officer, agent, employee or other person acting on any their behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or any other applicable foreign, federal or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.

SECTION 12: COVENANTS OF THE ACQUIRING COMPANIES

        12.1     Preservation of Business. Until Closing, except as provided for in this Agreement, the Acquiring Companies shall use their best efforts to:

                     (a)     Preserve intact the present business organization of the Acquiring Companies;

                     (b)     Maintain their property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

                     (c)     Preserve and protect the goodwill and advantageous relationships of the Acquiring Companies with its customers and all other persons having business dealings with the Acquiring Companies;

                     (d)     Preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of the Acquiring Companies; and

                     (e)     Comply with all laws applicable to the conduct of their businesses.

        12.2     Ordinary Course. Until Closing, the Acquiring Companies shall conduct their business only in the usual, regular and ordinary course, in substantially the same manner as previously, and shall not make any substantial change to its methods of management or operation in respect of such businesses or property. Without limiting the foregoing, except as provided for in this Agreement, except as provide for in this Agreement, the Acquiring Companies shall not, without the prior written consent of OPI:

                     (a)     Sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of the property or assets of the Acquiring Companies; and

                     (b)     Incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment.

        12.3     Negative Covenants. Until Closing, except as contemplated by this Agreement or as disclosed in Exhibits to this Agreement, from the date hereof until the Closing Date, unless and until OPI otherwise consents in writing, the Acquiring Companies will not (a) change or alter the physical contents or character of the inventories of its business, so as to materially affect the nature of the Acquiring Companies' business or materially and adversely change the total dollar valuation of such inventories, other than in the ordinary course of business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same or effect any stock split, recapitalization, combination, or reclassification of its capital stock, or reorganization; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled or enter into any employment agreement or consulting agreement; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; (i) enter into any transactions or series of transactions other than in the ordinary course of business; (j) amend or propose to amend its Articles of Incorporation or By-Laws except for filing the Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock in the form of Exhibit 5.1(b)(i); (k) make any change in accounting methods, principles or practices; (l) authorize capital expenditures or make any acquisition of, or investment in, assets or stock of any other Person; (m) enter into or amend any material contract or agreement other than in the ordinary course of business; (n) make any tax election; (o) permit any material insurance policy to be canceled or terminated, except in the ordinary course of business; (p) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person or make any loans or advances; (q) maintain its real and personal properties in as good a state of operating condition and repair as they are on the date of this Agreement, except for ordinary wear and tear or insured casualty in amounts less than $5,000; (r) terminate or modify any material leases, contracts, licenses, and permits or other authorizations or agreements affecting its business or its real and/or personal property, or the operation thereof, or enter into any additional lease or contract requiring expenditure by it of any amount affecting such properties or the operation thereof; or (s) discharge, satisfy or pay any liens, encumbrances, obligations or liabilities relating to it, whether absolute or contingent (including litigation claims), other than liabilities shown on ONSOURCE's publicly available financial statements and liabilities incurred after the date thereof in the ordinary course of business, and no such discharge, satisfaction or payment shall be effected other than in accordance with the ordinary payment terms relating to the liability discharged, satisfied or paid.

        12.4     Additional Covenants.

                     (a)     The Acquiring Companies will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property or business of the Acquiring Companies; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Acquiring Companies shall have set aside on their books adequate reserves therefor and deposited at Closing into an escrow account an amount to cover any such tax, assessment, charge or levy; and provided, further, that the Acquiring Companies will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Acquiring Companies will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of the Acquiring Companies;

                     (b)     The Acquiring Companies will keep their properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Acquiring Companies will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

                     (c)     The Acquiring Companies will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to their business and affairs in accordance with its past practices consistently applied;

                     (d)     The Acquiring Companies will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could have a material adverse effect on their businesses or credit;

                     (e)     The Acquiring Companies shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by them and deemed by the Acquiring Companies to be necessary to the conduct of their businesses;

                     (f)     The Acquiring Companies will, consistent with their practices in the ordinary course of business, endeavor to retain its business relationships with its customers and suppliers that they believes to be advantageous; and

                     (g)     The Acquiring Companies shall deliver to OPI copies of its statements of operation and financial condition and similar statements as and when prepared (if at all) in the ordinary course of their businesses.

        12.5     Access to Books and Records, Premises, Etc. From the date of this Agreement through the Closing Date, the Acquiring Companies will grant OPI and its authorized representatives reasonable access during normal business hours to its and its subsidiaries' books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours for purposes of enabling OPI to fully investigate the business of the Acquiring Companies.

        12.6     Compensation. Except as contemplated by this Agreement, the Acquiring Companies shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of the Acquiring Companies prior to the Closing Date.

        12.7     No Solicitation.

                     (a)     Subject to its fiduciary duties to shareholders, the Acquiring Companies shall not, nor shall they authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of the Acquiring Companies to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Acquiring Companies or any investment banker, attorney or other advisor or representatives of the Acquiring Companies or otherwise, shall be deemed to be a breach of this Section 12.7(b) by the Acquiring Companies. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or reorganization or other business combination involving the Acquiring Companies or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or options, rights, warrants or other interests convertible or exercisable for or into such voting securities, or a substantial or material portion of the assets or business of the Acquiring Companies, other than the transactions contemplated by this Agreement.

                     (b)     Subject to its fiduciary duties to shareholders, except upon a material breach of this Agreement by OPI or following termination hereof and except for action permitted or contemplated by this Agreement, including a party's right to terminate this Agreement under certain circumstances, neither the Board of Directors of the Acquiring Companies nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to OPI, the approval or recommendation by such Board of Directors of any such committee of this Agreement or the Exchange or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

                     (c)     The Acquiring Companies promptly shall advise OPI orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry. The Acquiring Companies will keep OPI fully informed of the status and details of any such takeover proposal or inquiry.

                     (d)     The provisions of this Section 12.7 shall not be construed to prevent any investment banker, attorney or other advisor or representative of the Acquiring Companies to engage in discussions with third parties in the ordinary course of business with respect to transactions not involving the parties to this Agreement.

        12.8     Delivery of Additional Filings; Additional Access. Following the execution of this Agreement and until the Closing Date, ONSOURCE shall provide OPI with copies of any and all reports, filings, notices or other information which ONSOURCE may prepare and file with or receive from the Commission, NASDAQ or any other regulatory authority, (and shall give OPI an opportunity to review and comment on any such filings) as well as copies of any pleadings, notices or other filings made in connection with any pending litigation, arbitration, investigation or proceeding in which ONSOURCE or any subsidiary is a party or otherwise involved.

SECTION 13: TERMINATION

        13.1     Termination. This Agreement may be terminated and abandoned solely as follows:

                     (a)     At any time until the Closing Date by the mutual agreement of the Board of Directors of OPI, The Acquiring Companies.

                     (b)     This Agreement may be terminated by either party hereto, if the conditions, as set forth in this Agreement to such terminating party's obligations under this Agreement are not fulfilled on or prior to the Closing Date; provided that any such termination shall not limit the remedies otherwise available to such party as a result of misrepresentations of or breaches by the other party.

                     (c)     This Agreement may be terminated by any party if the a party on the other side of this transaction is in material breach or default of its respective covenants, agreements or other obligations hereunder, or if any of its representations and warranties herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate.

                     (d)     By either ONSOURCE, Acquisition or OPI, if for any reason the parties have failed to close this Agreement on or before April 30, 2005, provided that neither ONSOURCE, Acquisition nor OPI is then in default hereunder.

                     (e)     By either ONSOURCE or OPI for any reason upon written notice, provided that if a party terminates this Agreement pursuant to this Section 13.1(e) and the other party continues to be willing and able to proceed with the Merger, then the terminating party shall immediately pay the other party $250,000.

           In the event of any termination pursuant to this Section 13.1 (other than pursuant to subparagraph 13.1(a) or subparagraph 13.1(e)), written notice setting forth the reasons therefor shall forthwith be given by OPI, if it is the terminating party, to The Acquiring Companies, or by ONSOURCE or Acquisition, if either of them is the terminating party, to OPI.

        13.2     Effect of Termination. If terminated as provided for in this Section, this Agreement shall forthwith become wholly void and of no effect, except for the confidentiality obligations set forth in Section 15 hereof, without liability to any party to this Agreement except for breach of this Agreement.

SECTION 14: INDEMNIFICATION

        14.1     Indemnification Covenants of the Acquiring Companies. Subject to the limitations set forth in this Section 14, the Acquiring Companies shall defend, indemnify, save and keep harmless OPI and its affiliates, directors, officers, agents, attorneys, accountants, representatives and their respective successors and permitted assigns (the "OPI Indemnitees"), against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees (collectively, the "Damages") sustained or incurred by any of the OPI Indemnitees as a result of or arising out of or relating to:

                     (a)     Any inaccuracy in a representation or breach of a warranty made by ONSOURCE or Acquisition in this Agreement or in any document or instrument delivered to OPI in connection with this Agreement; or

                     (b)     The failure of ONSOURCE or Acquisition to comply with, or the breach by ONSOURCE or Acquisition of, any of the covenants contained in this Agreement or in any document or instrument delivered to OPI in connection with this Agreement, to be performed by ONSOURCE or Acquisition.

         14.2     Indemnification Covenants of OPI. Subject to the limitations set forth in this Section 14, OPI shall defend, indemnify, save and keep harmless the Acquiring Companies and their managers, officers, members, agents, attorneys, accountants, representatives and their respective successors and permitted assigns (the "ONSOURCE Indemnitees"), against and from all Damages sustained or incurred by any of the ONSOURCE Indemnitees as a result of or arising out of or relating to:

                     (a)     Any inaccuracy in a representation or breach of a warranty made by OPI in this Agreement or in any document or instrument delivered to the Acquiring Companies in connection with this Agreement; or

                     (b)     The failure of OPI to comply with, or the breach by OPI of, any of the covenants contained in this Agreement or in any document or instrument delivered to the Acquiring Companies in connection with this Agreement, to be performed by OPI.

        14.3     Limitations on Claims and Liability.

        Notwithstanding any provision of this Agreement to the contrary, no party shall have liability to indemnify a party on the other side of this Agreement and no party may assert a claim for indemnification for damages suffered by it until and unless such party's claims for damages for which the other party is entitled to indemnification equal or exceed, in the aggregate, the sum of $10,000 (the "Damages Threshold"). Upon a party's cumulative claims for indemnification equaling the Damages Threshold, a party may assert claims for indemnification pursuant to Section 14.4 below for the full amount of such party's damages for which it is entitled to indemnification hereunder.

        14.4     Method of Asserting Claims. For purposes of this Section 14.4, the following terms shall be defined as follows:

                     (a)     "Claims" shall mean all claims asserted pursuant to this Section 14, whether or not arising as a result of a Third Party Claim.

                     (b)     "Indemnified Person" shall mean any OPI Indemnitee, any ONSOURCE Indemnitee or ONSOURCE/OPI Indemnitees, as the context requires.

                     (c)     "Indemnifying Person" shall mean any person obligated to indemnify an Indemnified Person pursuant to this Section 14, as the context requires.

                     (d)     "Third Party Claims" shall mean any Claim asserted by any person not a party to this Agreement (including without limitation any Governmental Authority), asserting that an Indemnified Person is liable for monetary or other obligations which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Section 14.

                     (e)     All Claims shall be made in writing and shall set forth with reasonable specificity the facts and circumstances of the Claim, as well as the basis upon which indemnification pursuant to this Section 14 is sought. Notwithstanding the foregoing, no delay or failure by any Indemnified Person to provide notification of any Claim shall preclude any Indemnified Person from recovering for Damages pursuant to this Section 14, except to the extent that such delay or failure materially compromises the rights of any Indemnifying Person under this Section 14.

                      (f)     Within ten (10) days after receipt by an Indemnifying Person of any notification of a Claim, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, assume (at the Indemnifying Person's expense) control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Indemnifying Person acknowledges in writing to the Indemnified Person that any Damages that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Section 14. If the Indemnifying Person does not so assume control of such defense, the Indemnified Person shall control such defense, but in so doing shall not waive or limit its right to recover under this Section 14 for any Damages that may be assessed against the Indemnified Person in connection with such action, suit or proceeding. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Person assumes control of such defense, and the Indemnified Person has been advised in writing by outside legal counsel that under the applicable standards of professional conduct, the Indemnifying Person and the Indemnified Person may not be represented by the same counsel with respect to such action, suit or proceeding, the reasonable fees and expenses of one law firm for the Indemnified Person shall be paid by the Indemnifying Person. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Person, which (with respect to an action, suit or proceeding as to which the Indemnifying Person has not elected to assume control of the defense) shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld, conditioned or delayed so long as the settlement includes a complete release of the Indemnified Person from all liability and does not contain or contemplate any payment by, or injunctive or other equitable relief binding upon, the Indemnified Person.

SECTION 15: NONDISCLOSURE OF CONFIDENTIAL INFORMATION

        15.1     Nondisclosure of Confidential Information. Each of the parties hereto recognizes and acknowledges that it has and will have access to certain nonpublic information of the others which shall be deemed the confidential information of the other party (including, but not limited to, business plans, costs, trade secrets, licenses, research projects, profits, markets, sales, customer lists, strategies, plans for future development, financial information and any other information of a similar nature) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of the Companies. Information received by the other party or its representatives shall not be deemed Confidential Information and afforded the protections of this Section 15.1 if, on the Closing Date, such information has been (i) developed by the receiving party independently of the disclosing party, (ii) rightfully obtained without restriction by the receiving party from a third party, provided that the third party had full legal authority to possess and disclose such information, (iii) publicly available other than through the fault or negligence of the receiving party, (iv) released without restriction by the disclosing party to anyone, including the United States government, (v) properly and lawfully known to the receiving party at the time of its disclosure, as evidenced by written documentation conclusively established to have been in the possession of the receiving party on the date of such disclosure, or (vi) in the opinion of counsel to the party, required to be disclosed under applicable Federal or state securities laws, or the rules of any national securities exchange, NASDAQ, or any over the counter market upon which the securities of the party are then traded. Each of the parties hereto agrees that it shall not disclose, and that it shall use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of the Companies who agree to be bound by this confidentiality agreement. Notwithstanding, a party may use and disclose any such confidential information to the extent that a party may become compelled by Legal Requirements to disclose any such information; provided, however, that such party shall use all reasonable efforts and shall have afforded the other party the opportunity to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for any such information compelled to be disclosed. In the event of termination of this Agreement, each party shall use all reasonable efforts to cause to be delivered to the other parties, and to retain no copies of, any documents, work papers and other materials obtained by such party or on such party's behalf during the conduct of the matters provided for in this Agreement, whether so obtained before or after the execution hereof. Each of the parties recognizes and agrees that violation of any of the agreements contained in this Section 15.1 will cause irreparable damage or injury to the parties, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, the parties shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the parties may have against each other. The provisions of this Section 15.1 shall survive any termination of this Agreement.

        15.2     No Publicity. Until the Closing or the termination of this Agreement in accordance with its terms, neither ONSOURCE nor OPI shall, directly or indirectly, issue any press release, or make any public statement, concerning the transactions contemplated by this Agreement without the prior written consent of ONSOURCE (in the case of such a release or statement by OPI) or of OPI (in the case of such a release or statement by ONSOURCE). This Section 15.2 shall not, however, preclude any party from making any disclosure required by applicable law, and in the event any party, or any officer, director, employee, agent or representative of a party, believes that any press release, public statement or other disclosure is so required, such party will notify and consult with the other parties with respect thereto as promptly as is practicable under the circumstances.

SECTION 16: EXPENSES

        Each of the parties will pay all costs and expenses of its performance and compliance with this Agreement and the transactions contemplated hereby. In no event will any party to this Agreement be liable to any other party for incidental damages, lost profits, income tax consequences, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages, or for punitive damages, resulting from the breach of any obligation under this Agreement. The provisions of this Section 16 shall survive any termination hereof.

SECTION 17: MISCELLANEOUS

        17.1     Attorney's Fees. In any action at law or in equity or in any arbitration proceeding, for declaratory relief or to enforce any of the provisions or rights or obligations under this Agreement, the unsuccessful party to such proceeding, shall pay the successful party or parties all statutorily recoverable costs, expenses and reasonable attorneys' fees incurred by the successful party or parties including without limitation costs, expenses, and fees on any appeals and the enforcement of any award, judgment or settlement obtained, such costs, expenses and attorneys' fees shall be included as part of the judgment. The successful party shall be that party who obtained substantially the relief or remedy sought, whether by judgment, compromise, settlement or otherwise.

        17.2     No Brokers. ONSOURCE represents and warrants to OPI and OPI represents and warrants to ONSOURCE, that, except as set forth on Schedule 17.2, neither it nor any party acting on its behalf has incurred any liability, either express or implied, to any "broker," "finder," financial advisor, employee or similar person in respect of any of the transactions contemplated hereby. ONSOURCE agrees to indemnify OPI against, and hold it harmless from, and OPI agrees to indemnify ONSOURCE against, and hold it harmless from, any liability, cost or expense (including, but not limited to, fees and disbursements of counsel) resulting from any agreement, arrangement or understanding made by such party with any third party, including employees of OPI, for brokerage, finders or financial advisory fees or other commissions in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section 17.2 shall survive any termination of this Agreement.

        17.3     Survival and Incorporation of Representations. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery thereof for a period of eighteen months from the Closing, and all statements contained in any certificate or other document delivered by any party hereunder or in connection herewith shall be deemed to constitute representations and warranties made by that party to this Agreement.

        17.4     Incorporation by Reference. All Exhibits to this Agreement and all documents delivered pursuant to or referred to in this Agreement are herein incorporated by reference and made a part hereof.

        17.5     Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to, or shall, confer any rights or remedies under, or by reason of, this Agreement, on any person other than the parties hereto and their respective and proper successors and assigns and indemnitees. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

        17.6     Amendments and Waivers. This Agreement may not be amended, nor may compliance with any term, covenant, agreement, condition or provision set forth herein be waived (either generally or in a particular instance and either retroactively or prospectively) unless such amendment or waiver is agreed to in writing by all parties hereto.

        17.7     Waiver. No waiver of any breach of any one of the agreements, terms, conditions, or covenants of this Agreement by the parties shall be deemed to imply or constitute a waiver of any other agreement, term, condition, or covenant of this Agreement. The failure of any party to insist on strict performance of any agreement, term, condition, or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition, or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition, or covenants of this Agreement.

        17.8     Governing Law - Construction. This Agreement, and the rights and obligations of the respective parties, shall be governed by and construed in accordance with the laws of the State of Colorado. Notwithstanding the preceding sentence, it is acknowledged that each party hereto is being represented by, or has waived the right to be represented by, independent counsel. Accordingly, the parties expressly agree that no provision of this Agreement shall be construed against any party on the ground that the party or its counsel drafted the provision. Nor may any provision of this Agreement be construed against any party on the grounds that party caused the provision to be present.

        17.9     Representations and Warranties. The representations and warranties contained in Sections 9 and 11 of this Agreement shall survive the Closing Date and shall remain operative in full force and effect for eighteen months from the date of Closing regardless of any investigation at any time made by or on behalf of either ONSOURCE or OPI and shall not be deemed merged in any document or instrument so executed or delivered by either ONSOURCE or OPI.

        17.10     Notices. Any notice, communication, offer, acceptance, request, consent, reply, or advice (herein severally and collectively, for convenience, called "Notice"), in this Agreement provided or permitted to be given, served, made, or accepted by any party or person to any other party or parties, person or persons, hereunder must be in writing, addressed to the party to be notified at the address set forth below, or such other address as to which one party notifies the other in writing pursuant to the terms of this Section 17.10, and must be served by (i) telefax or other similar electronic method, or (i) depositing the same in the United States mail, certified, return receipt requested and postage paid to the party or parties, person or persons to be notified or entitled to receive same, or (iii) delivering the same in person to such party.

        Notice shall be deemed to have been given immediately when sent by telefax and confirmed received or other electronic method and seventy-two hours after being deposited in the United States mail, or when personally delivered in the manner herein above described. Notice provided in any manner not specified above shall be effective only if and when received by the party or parties, person or persons to be, or provided to be notified.

        All notices, requests, demands and other communications required or permitted under this Agreement shall be addressed as set forth below:

If ONSOURCE, to: ONSOURCE CORPORATION
5455 Spine Road, Suite C
Boulder, Colorado 80301
Fax: (303) 527-2903

With a copy to: Clifford L. Neuman, Esq.
Clifford L. Neuman, P.C.
1507 Pine Street
Boulder, Colorado 80302
Fax: (303) 449-1045

If OPI or the OPI
Shareholder, to: OSMOTICS PHARMA, INC.
1444 Wazee Street, Suite 210
Denver, Colorado 80202
Fax (303) 534-1860

With copy to: Reid A. Godbolt, Esq.
Jones & Keller, P.C.
1625 Broadway, 16th Floor
Denver, Colorado 80202
Fax (303) 573-0769

        Any party receiving a facsimile transmission shall be entitled to rely upon a facsimile transmission to the same extent as if it were an original. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 17.10 for the giving of notice.

        17.11     Fax/Counterparts. This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same documents. For all evidentiary purposes, any one complete counter set of this Agreement shall be considered an original.

        17.12     Captions. The caption and heading of various sections and paragraphs of this Agreement are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

        17.13     Severability. Wherever there is any conflict between any provision of this Agreement and any Governmental Requirement or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

        17.14     Good Faith Cooperation and Additional Documents. The parties shall use their best good faith efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence. Each party covenants and agrees to cooperate in good faith and to enter into and deliver such other documents and papers as the other party reasonably shall require in order to consummate the transactions contemplated hereby, provided in each instance, any such document is in form and substance approved by the parties and their respective legal counsel.

        17.15     Specific Performance. The obligations of the parties under Sections 2 and 3 are unique. If either party should default in its obligations under said Section, the parties each acknowledge that it would be extremely difficult and impracticable to measure the resulting damages; accordingly, the non-defaulting party, in addition to any other available rights and remedies, may sue in equity for injunction (mandatory or prohibitive) or specific performance (all without the need to post a bond or undertaking of any nature), and the parties each expressly waive the defense that a remedy at law in damages is adequate.

        17.16     Assignment. Neither party may directly or indirectly assign or delegate, by operation of law or otherwise, all or any portion of its/their/his rights, obligations or liabilities under this Agreement without the prior written consent of all other parties, which consent may be withheld in their respective sole and absolute discretion. Any purported assignment or delegation without such consent shall be null and void.

         17.17     Entire Agreement. For purposes of this Section, the term "Agreement" shall include this Agreement and the Exhibits and other documents attached hereto or described in this Section 17.17. This Agreement, and other documents delivered pursuant to this Agreement, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, letters of intent, representations, warranties, disclosures, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting that subject matter, including but not limited to the Original Agreement and Plan of Reorganization and the Amendment Agreements entered into by the parties.

        17.18     Time. Time is of the essence of this Agreement and each of its provisions.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

ONSOURCE CORPORATION,
a Delaware corporation
Name:
Title:

ONSOURCE ACQUISITION CORP.,
a Colorado corporation
Name:
Title:

OSMOTICS PHARMA, INC.,
a Colorado corporation
Name:
Title: